Exhibit 10.8

EXECUTION VERSION

LEASE

by and between

BMR-10835 ROAD TO THE CURE LLC,

a Delaware limited liability company

and

APOPTOS, INC.,

a Delaware corporation

LEASE

THIS LEASE (this “Lease”) is entered into as of this 24th day of August, 2007 (the “Execution Date”), by and between BMR-10835 ROAD TO THE CURE LLC, a Delaware limited liability company (“Landlord”), and APOPTOS, INC., a Delaware corporation (“Tenant”).

RECITALS

A.            WHEREAS, Landlord owns certain real property (the “Property”) and the improvements thereon located at 10835 Road to the Cure in San Diego, California, including the building located thereon (the “Building”) in which the Premises (as defined below) are located; and

B.            WHEREAS, Landlord wishes to lease to Tenant, and Tenant desires to lease from Landlord, certain premises (the “Premises”) located in the Building, pursuant to the terms and conditions of this Lease, as detailed below.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.            Lease of Premises.  Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, as shown on Exhibit A attached hereto for use by Tenant in accordance with the Permitted Use (as defined below) and no other uses.  The Property and all landscaping, parking facilities and other improvements and appurtenances related thereto, including, without limitation, the Building, are hereinafter collectively referred to as the “Project.”  All portions of the Project that are for the non-exclusive use of tenants of the Building, including, without limitation, driveways, sidewalks, parking areas, landscaped areas, service corridors, stairways, elevators, public restrooms and public lobbies, are hereinafter referred to as “Common Area.”

2.            Basic Lease Provisions.  For convenience of the parties, certain basic provisions of this Lease are set forth herein.  The provisions set forth herein are subject to the remaining terms and conditions of this Lease and are to be interpreted in light of such remaining terms and conditions.

2.1.         This Lease shall take effect upon the date of execution and delivery hereof by all parties hereto and, except as specifically otherwise provided within this Lease, each of the provisions hereof shall be binding upon and inure to the benefit of Landlord and Tenant from the date of execution and delivery hereof by all parties hereto.

2.2.         In the definitions below, each current Rentable Area (as defined below) is expressed in rentable square footage.  Rentable Area and Tenant’s Pro Rata Share are all subject to adjustment as provided in this Lease.

Definition or Provision	Means the Following (As of the Term Commencement Date)
Rentable Area of Premises	10,114 square feet
Rentable Area of Building	67,998 square feet
Tenant’s Pro Rata Share of Building	14.87%

2.3.         Initial monthly and annual installments of Basic Annual Rent for the Premises (“Basic Annual Rent”) as of the Rent Commencement Date (as defined in Section 4.1 below), subject to adjustment under this Lease:

Months	Rentable S.F.	Per Rentable S.F.	Total Annual	Total Monthly
1-12	10,114	$2.60 monthly	$315,556.80	$26,296.40
13-24	10,114	$2.80 monthly	$339,830.40	$28,319.20
25-36	10,114	$3.10 monthly	$376,240.80	$31,353.40
37-48	10,114	$3.40 monthly	$412,651.20	$34,387.60
49-60	10,114	$3.65 monthly	$442,993.20	$36,916.10

2.4.         Estimated Term Commencement Date:  January 1, 2008

2.5.         Estimated Rent Commencement Date:  February 1, 2008

2.6.         Estimated Term Expiration Date:  January 31, 2013

2.7.         Security Deposit: $105,185.60, subject to adjustment in accordance with the terms hereof

2.8.         Permitted Use:  General office and laboratory use in conformity with Applicable Laws (as defined below)

2.9.                            Address for Rent Payment:                                        BMR-10835 Road to the Cure LLC

                                                                                                                                                                                                                                                                                          P.O. Box 511239

                                                                                                                                                                                                                                                                                          Los Angeles, California 90051-2997

2.10.                     Address for Notices to Landlord:                                                                BMR-10835 Road to the Cure LLC

17140 Bernardo Center Drive, Suite 222

San Diego, California  92128

Attn:  General Counsel/Real Estate

2.11.       Address for Notices to Tenant:

Prior to the Term Commencement Date:

Apoptos, Inc.

c/o Pillsbury Winthrop Shaw Pittman LLP

12255 El Camino Real, Suite 300

San Diego, CA  92130

Attn:  Robert Peach

After the Term Commencement Date:

Apoptos, Inc.

10835 Road to the Cure

San Diego, California 92121

Attn:  Robert Peach

2.12.       The following Exhibits are attached hereto and incorporated herein by reference:

Exhibit A                                             Premises

Exhibit B                                             Acknowledgement of Term Commencement Date and Term Expiration Date

Exhibit C                                             Tenant’s Personal Property

Exhibit D                                             Rules and Regulations

Exhibit E                                              Form of Estoppel Certificate

Exhibit F                                               [Intentionally omitted]

Exhibit G                                             Work Letter

Exhibit H                                            Form of Letter of Credit

Exhibit I                                                 Form of Additional TI Allowance Acceptance Letter

3.            Term.

3.1.         The actual term of this Lease (the “Term”) shall be that period from the actual Term Commencement Date (as defined in Section 4.2 below) through the Term Expiration Date, subject to earlier termination of this Lease as provided herein.

4.            Possession and Commencement Date.

4.1.         Landlord shall exercise commercially reasonable efforts to tender possession of the Premises to Tenant on the Estimated Term Commencement Date, with the work required of Landlord described in the Work Letter attached hereto (“Tenant Improvements”) Substantially Complete (as defined below), and the Landlord shall cause the Premises to be delivered to Tenant in a vacant, clean and fully operable condition.  Tenant agrees that in the event such Tenant Improvements are not Substantially Complete on or before the Estimated Term Commencement Date for any reason, then (a) this Lease shall not be void or voidable, (b) Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, (c) the Term Expiration Date shall be extended accordingly and (d) Tenant shall not be responsible for the payment of any Rent (as defined below) until one (1) month after the actual Term Commencement Date (“Rent Commencement Date”); provided, however, if the satisfaction of the requirements for Substantial Completion of Tenant Improvements have been delayed by any Tenant Delay, Substantial Completion of Tenant Improvements shall be deemed to occur when (as reasonably determined by Landlord) Substantial Completion of Tenant Improvements would have occurred if such Tenant Delay had not occurred.  The Tenant Improvements shall be deemed Substantially Completed, as that term is used in this Article 4 and elsewhere in this Lease, if Landlord has (y) completed all of Landlord’s work identified on Tenant’s plans so that the Premises are in vacant, clean and fully operable condition (subject only to a punchlist of items that do not materially interfere with Tenant’s use of the Premises) and (z) received a temporary certificate of occupancy from the from the municipality(ies) in which the Property is located or a certificate of Substantial Completion from the architect, or would have received the temporary occupancy certificate or certificate of Substantial Completion but for delays or failure of Tenant or Tenant’s architect to deliver items in accordance with the Work Letter attached hereto.  The term “Substantially Complete” or “Substantial Completion” means that the Tenant Improvements are Substantially Completed.  The term “Tenant Delay” shall mean: (1) delays or failure of Tenant or Tenant’s architect to deliver items in accordance with the Work Letter attached hereto as Exhibit G, but only to the extent such delay is not caused by Landlord’s delay; (2) Tenant’s failure to fulfill its obligations as set forth in this Lease or the Work Letter (including any failure to review or approve or disapprove any items in accordance with the Work Letter); (3) delays caused by Tenant Change Order Requests (as defined in the Work Letter) or TI Tenant Change Order Requests (as defined in the Work Letter); (4) unavailability of materials, components or finishes for Tenant Improvements that differ from Landlord’s standard work or that have an unusually long lead-time for delivery; or (5) a willful or negligent act or omission of Tenant or Tenant’s agents that interferes with the progress of the work.

4.2.         The “Term Commencement Date” shall be the latest of (a) the day Landlord tenders possession of the Premises to Tenant with all Tenant Improvements Substantially Completed and (b) January 1, 2008.  In the event that the Term Commencement Date does not occur by March 1, 2008, and such delay is not the result of any Tenant Delay or force majeure, then for each day the Term Commencement Date is delayed thereafter Tenant shall receive a rent abatement equal to the Basic Annual Rent for one day.  If possession is delayed by action of Tenant, then the Term Commencement Date shall be the date Tenant Improvements are Substantially Complete.  Tenant shall execute and deliver to Landlord written acknowledgment of the actual Term Commencement Date and the Term Expiration Date within ten (10) business days after Tenant takes occupancy of the Premises, in the form attached as Exhibit B hereto.  Failure to execute and deliver such acknowledgment, however, shall not affect the Term Commencement Date or Landlord’s or Tenant’s liability hereunder.  Failure by Tenant to obtain validation by any medical review board or other similar governmental licensing of the Premises required for the Permitted Use by Tenant shall not serve to extend the Term Commencement Date.

4.3.         Landlord shall have the right to enter the Premises as reasonably necessary for utilities, services, safety and operation of the Building on the terms and provisions of Section 32.3 below.

4.4.         Landlord shall cause to be constructed the Tenant Improvements at Landlord’s cost (the “TI Allowance”) in an amount equal to Three Hundred and Three Thousand Four Hundred and Twenty Dollars ($303,420) based upon Thirty Dollars ($30) per rentable square foot), which amount shall include the costs of (a) construction, (b) project management by Landlord (which fee shall equal three percent (3%) of the TI Allowance and any Additional TI Allowance), (c) space planning, architect, engineering and other related services performed by third parties unaffiliated with Tenant, (d) building permits and other planning and inspection fees, (e) costs and expenses for labor, material, equipment and fixtures and (f) building permits and other taxes, fees, charges and levies by Governmental Authorities for permits or for inspections of the Tenant Improvements.  If the total cost of the Tenant Improvements exceeds the sum of the Tenant Improvement Allowance, then Landlord shall make available an additional Tenant Improvement allowance (the “Additional TI Allowance”) equal to Four Hundred and Four Thousand and Five Hundred and Sixty Dollars ($404,560) (based upon Forty Dollars ($40) per rentable square foot).  Landlord shall not be obligated to expend any portion of the Additional TI Allowance until Landlord shall have received from Tenant a letter in the form attached as Exhibit I hereto executed by an authorized officer of Tenant.  In no event shall the TI Allowance or Additional TI Allowance be used for (w) payments to Tenant or any affiliates of Tenant, (x) the purchase of any furniture, personal property or other non-building system equipment, (y) costs resulting from any default by Tenant of its obligations under this Lease or (z) costs that are recoverable or reasonably recoverable by Tenant from a third party (e.g., insurers, warrantors, or tortfeasors).  To the extent that the total projected cost of the Tenant Improvements (as projected by Landlord) exceeds the TI Allowance and, if properly exercised by Tenant, the Additional TI Allowance (such excess, the “Excess TI Costs”), Tenant shall pay for Tenant Improvements to the extent of such Excess TI Costs before Landlord shall have any obligation to advance any sums on account of the TI Allowance.  Tenant shall have until the date that is twelve (12) months after the Term Commencement Date to expend the unused portion of the TI Allowance and Additional TI Allowance, after which date Landlord’s obligation to fund such costs shall expire.  Tenant shall pay to Landlord, as Additional Rent, the Additional TI Allowance amortized at a rate of ten percent (10%) over a ten (10) year period commencing on the Term Commencement Date.

5.            Rent.

5.1.         Tenant shall pay to Landlord as Basic Annual Rent for the Premises, commencing on the Rent Commencement Date, the sums set forth in Section 2.3, subject to the rental adjustments provided in Article 6 hereof.  Basic Annual Rent and TI Rent shall be paid in equal monthly installments (as set forth in Section 2.3 for Basic Annual Rent), subject to the rental adjustments provided in Article 6 hereof, each in advance on the first day of each and every calendar month during the Term.

5.2.         In addition to Basic Annual Rent, Tenant shall pay to Landlord as additional rent (“Additional Rent”) at times hereinafter specified in this Lease (a) Tenant’s pro rata share, as set forth in Section 2.2 (“Tenant’s Pro Rata Share”), of Operating Expenses as provided in Article 7 and (b) any other amounts that Tenant assumes or agrees to pay under the provisions of this Lease that are owed to Landlord, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure on Tenant’s part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after notice and the lapse of any applicable cure periods.

5.3.         Basic Annual Rent, TI Rent and Additional Rent shall together be denominated “Rent.”  Rent shall be paid to Landlord, without abatement, deduction or offset, in lawful money of the United States of America at the office of Landlord as set forth in Section 2.9 or to such other person or at such other place as Landlord may from time designate in writing.  In the event the Term commences or ends on a day other than the first day of a calendar month, then the Rent for such fraction of a month shall be prorated for such period on the basis of a thirty (30) day month and shall be paid at the then-current rate for such fractional month.

6.            [Intentionally omitted]

7.            Operating Expenses.

7.1.         As used herein, the term “Operating Expenses” shall include:

(a)          Government impositions including, without limitation, property tax costs consisting of real and personal property taxes and assessments, including amounts due under any improvement bond upon the Building or the Project, including the parcel or parcels of real property upon which the Building and areas serving such Building are located or assessments in lieu thereof imposed by any federal, state, regional, local or municipal governmental authority, agency or subdivision (each, a “Governmental Authority”) are levied; taxes on or measured by gross rentals received from the rental of space in the Building; taxes based on the square footage of the Premises, the Building or the Project, as well as any parking charges, utilities surcharges or any other costs levied, assessed or imposed by, or at the direction of, or resulting from Applicable Laws (as defined below) or interpretations thereof, promulgated by any Governmental Authority in connection with the use or occupancy of the Building or the parking facilities serving the Building; taxes on this transaction or any document to which Tenant is a party creating or transferring an interest in the Premises; any fee for a business license to operate an office building; and any expenses, including the reasonable cost of attorneys or experts, reasonably incurred by Landlord in seeking reduction by the taxing authority of the applicable taxes, less tax refunds obtained as a result of an application for review thereof.  Operating Expenses shall not include any net income, franchise, capital stock, estate or inheritance taxes, taxes that are the personal obligation of Tenant or of another tenant of the Project, costs to upgrade the Building or Project to comply with Applicable Laws in effect as of the Execution Date, costs of correcting any latent defects in the base Building or Building systems or any expenses or tax penalties resulting from Landlord’s gross negligence or willful misconduct; and

(b)          All other costs of any kind paid or incurred by Landlord in connection with the operation or maintenance of the Building and the Project including, by way of example and not of limitation, costs of repairs and replacements to improvements within the Project as appropriate to maintain the Project as required hereunder, including costs of funding such reasonable reserves as Landlord, consistent with good business practice, may establish to provide for future repairs and replacements; costs of utilities furnished to the Common Areas; sewer fees; cable television; trash collection; cleaning, including windows; heating; ventilation; air-conditioning; maintenance of landscaping and grounds; maintenance of drives and parking areas; maintenance of the roof; security services and devices; building supplies; maintenance or replacement of equipment utilized for operation and maintenance of the Project; license, permit and inspection fees; sales, use  and excise taxes on goods and services purchased by Landlord in connection with the operation, maintenance or repair of the Project or Building systems and equipment; telephone, postage, stationery supplies and other expenses incurred in connection with the operation, maintenance or repair of the Project; accounting, legal and other professional fees and expenses incurred in connection with the Project; costs of furniture, draperies, carpeting, landscaping and other customary and ordinary items of personal property provided by Landlord for use in Common Areas; the annual amortization (amortized in accordance with generally accepted accounting principles, but not over a period exceeding seven (7) years) of capital expenditures; costs of complying with all federal, state, municipal and local laws, codes, ordinances, rules and regulations of Governmental Authorities, committees, associations, or other regulatory committees, agencies or governing bodies having jurisdiction over the Property, the Project, the Building, the Premises, Landlord or Tenant, including both statutory and common law and hazard waste rules and regulations (“Applicable Laws”); insurance premiums, including premiums for public liability, property casualty, earthquake, terrorism and environmental coverages; portions of insured losses paid by Landlord as part of the deductible portion of a loss pursuant to the terms of insurance policies; service contracts; costs of services of independent contractors retained to do work of a nature referenced above; and costs of compensation (including employment taxes and fringe benefits) of all persons who perform regular and recurring duties connected with the day-to-day operation and maintenance of the Project, its equipment, the adjacent walks, landscaped areas, drives and parking areas, including, without limitation, janitors, floor waxers, window washers, watchmen, gardeners, sweepers and handymen.

7.2.         Notwithstanding the foregoing, Operating Expenses shall not include any leasing commissions; expenses that relate to preparation of rental space for a tenant; expenses of initial development and construction, including, but not limited to, grading, paving, landscaping and decorating (as distinguished from maintenance, repair and replacement of the foregoing); legal expenses relating to other tenants; costs of repairs to the extent reimbursed by payment of insurance proceeds received by Landlord; interest upon loans to Landlord or secured by a mortgage or deed of trust covering the Project or a portion thereof (provided that interest upon a government assessment or improvement bond payable in installments shall constitute an Operating Expense under Subsection 7.1(a)); salaries of executive officers of Landlord; depreciation claimed by Landlord for tax purposes (provided that this exclusion of depreciation is not intended to delete from Operating Expenses actual costs of repairs and replacements and reasonable reserves in regard thereto that are provided for in Subsection 7.1(b)); and taxes of the types set forth in Subsection 7.1(a).  Further notwithstanding the foregoing, Operating Expenses shall not include the following:

(a)           Any ground lease rental;

(b)           Costs of items considered capital improvements under generally accepted accounting principles consistently applied or otherwise (“Capital Items”), except for (1) the annual amortization (amortized over the useful life) of costs, including financing costs, if any, incurred by Landlord after the Term Commencement Date for any capital improvements installed or paid for by Landlord and required by any new (or change in) laws, rules or regulations of any governmental or quasi-governmental authority which are enacted after the Term Commencement Date; (2) the annual amortization (amortized in accordance with generally accepted accounting principles, but not over a period exceeding seven (7) years) of costs, including financing costs, if any, or any equipment, device or capital improvement purchased or incurred as a labor-saving measure or to affect other economics in the operation or maintenance of the Building; or (3) minor capital improvements, tools or expenditures to the extent each such improvement or acquisition costs less than Three Thousand Dollars ($3,000) and the total cost of same are not in excess of Ten Thousand Dollars ($10,000) in any twelve (12) month period.  For the avoidance of doubt, Capital Items excludes capital repairs and replacements;

(c)           Rentals for items (except when needed in connection with normal repairs and maintenance of permanent systems) which if purchased, rather than rented, would constitute a Capital Item which is specifically excluded in Subsection (b) above (excluding, however, equipment which is used in providing janitorial or similar services);

(d)           Costs, including permit, license and inspection costs, incurred with respect to the installation of tenants’ or other occupants’ improvements in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building;

(e)           Marketing costs including, without limitation, leasing commissions, attorneys’ fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases or assignments, space planning costs, and other costs and expenses to the extent each of the foregoing is incurred in connection with lease, sublease or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building;

(f)            Expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged directly under this Lease but which are provided to another tenant or occupant of the Building;

(g)           Costs incurred by Landlord due to the violation by Landlord of the terms and conditions of this Lease;

(h)           Costs that result from another tenant’s violation of the terms and conditions of its lease for space in the Building that Landlord recovers from such other Tenant or that Landlord fails to recover because Landlord fails to administer such other lease in good faith;

(i)            Overhead and profit increment paid by Landlord to Landlord or to subsidiaries or affiliates of Landlord for goods or services in or to the Building to the extent the same exceeds the costs of such goods or services rendered by unaffiliated third parties on a competitive basis;

(j)            Interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building or the Project (except as permitted in Subsection (b) above);

(k)           Landlord’s general corporate overhead and general and administrative expenses;

(l)            Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord or fees paid to any parking facility operator;

(m)          Rentals and other related expenses incurred in leasing HVAC systems, elevators or other equipment ordinarily considered to be Capital Items, except for (1) expenses in connection with making minor repairs on or keeping Building systems in operation while minor repairs are being made, and (2) costs of equipment not affixed to the Building which is used in providing janitorial or similar services;

(n)           Advertising and promotional expenditures;

(o)           Costs incurred in connection with upgrading the Building to comply with disability, life, fire and safety codes, ordinances, statutes, or other laws in effect prior to the Term Commencement Date, including, without limitation, Americans with Disabilities Act, 42 U.S.C. § 12101, et seq., including penalties or damages incurred due to such non-compliance, where such noncompliance predates the Term Commencement Date;

(p)           Costs arising from the gross negligence of Landlord;

(q)           Notwithstanding any contrary provision of the Lease (including, without limitation, any provision relating to capital expenditures), any and all costs arising from the presence of hazardous materials or substances (as defined by Applicable Laws in effect on the date the Lease is executed) in or about the Premises, the Building or the Project as of the Term Commencement Date (except if the presence of such hazardous materials was caused by Tenant, Tenant’s agents, employees or invitees), including, without limitation, hazardous substances in the ground water or soil, not placed in the Premises, the Building or the Project by Tenant;

(r)            Costs arising from Landlord’s charitable or political contributions;

(s)            Costs for the procurement of sculpture, paintings or other objects of art;

(t)            Costs associated with the operation of the business of the partnership or entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building, including partnership accounting and legal matters; costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue); costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Building; costs of any disputes between Landlord and its employees (if any) not engaged in Building operation; disputes of Landlord with Building management; or outside fees paid in connection with disputes with other tenants;

(u)           Costs of any “tap fees” or any sewer or water connection fees for the benefit of any particular tenant in the Building;

(v)           Any entertainment, dining or travel expenses for any purpose;

(w)          Any flowers, gifts, balloons, etc. provided to any entity whatsoever, to include, but not limited to, Tenant, other tenants, employees, vendors, contractors, prospective tenants and agents;

(v)          Any “finders fees”, brokerage commissions, job placement costs or job advertising cost, other than with respect to a receptionist or secretary in the Building office, once per year;

(w)         Any “above standard” tenant cleaning requirements in excess of service provided to Tenant, including related trash collection, removal, hauling and dumping;

(w)         The cost of any training or incentive programs, other than for tenant life safety information services; and

(x)           The cost of any “tenant relations” parties, events or promotion not consented to by an authorized representative of Tenant in writing.

7.3.         Tenant shall pay to Landlord on the first day of each calendar month of the Term, as Additional Rent, (a) the Property Management Fee (as defined below) and (b) Landlord’s estimate of Tenant’s Pro Rata Share of Operating Expenses with respect to the Building and the Project, as applicable, for such month.

(x)          The “Property Management Fee” shall equal three percent (3%) of the Rent due from Tenant.

(y)          Within ninety (90) days after the conclusion of each calendar year (or such longer period as may be reasonably required by Landlord), Landlord shall furnish to Tenant a statement showing in reasonable detail the actual Operating Expenses and Tenant’s Pro Rata Share of Operating Expenses for the previous calendar year.  Any additional sum due from Tenant to Landlord shall be immediately due and payable.  If the amounts paid by Tenant pursuant to this Section 7.2 exceed Tenant’s Pro Rata Share of Operating Expenses for the previous calendar year, then Landlord shall credit the difference against the Rent next due and owing from Tenant; provided that, if the Lease term has expired, Landlord shall accompany said statement with payment for the amount of such difference.

(z)          Any amount due under this Section 7.2 for any period that is less than a full month shall be prorated (based on a thirty (30)-day month) for such fractional month.

7.4.         Landlord’s annual statement shall be final and binding upon Tenant unless Tenant, within sixty (60) days (or one hundred twenty (120) days in the case of a manifest error) after Tenant’s receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reasons therefor.  If, during such sixty (60)-day period, Tenant reasonably and in good faith questions or contests the correctness of Landlord’s statement of Tenant’s Pro Rata Share of Operating Expenses, Landlord shall provide Tenant with reasonable access to Landlord’s books and records to the extent relevant to determination of Operating Expenses, and such information as Landlord reasonably determines to be responsive to Tenant’s written inquiries.  In the event that, after Tenant’s review of such information, Landlord and Tenant cannot agree upon the amount of Tenant’s Pro Rata Share of Operating Expenses, then Tenant shall have the right to have an independent public accounting firm hired by Tenant on an hourly basis and not on a contingent-fee basis (at Tenant’s sole cost and expense) and approved by Landlord (which approval Landlord shall not unreasonably withhold or delay) audit and review such of Landlord’s books and records for the year in question as directly relate to the determination of Operating Expenses for such year (the “Independent Review”).  Landlord shall make such books and records available at a location in San Diego County, California.  Landlord need not provide copies of any books or records.  Tenant shall commence the Independent Review within fifteen (15) days after the date Landlord has given Tenant access to Landlord’s books and records for the Independent Review.  Tenant shall complete the Independent Review and notify Landlord in writing of Tenant’s specific objections to Landlord’s calculation of Operating Expenses (including Tenant’s accounting firm’s written statement of the basis, nature and amount of each proposed adjustment) no later than sixty (60) days after Landlord has first given Tenant access to Landlord’s books and records for the Independent Review.  Landlord shall review the results of any such Independent Review.  The parties shall endeavor to agree promptly and reasonably upon Operating Expenses taking into account the results of such Independent Review.  If, as of  sixty (60) days after Tenant has submitted the Independent Review to Landlord, the parties have not agreed on the appropriate adjustments to Operating Expenses, then the parties shall engage a mutually agreeable independent third party accountant with at least ten (10) years’ experience in commercial real estate accounting in the San Diego, California, area (the “Accountant”).  If the parties cannot agree on the Accountant, each shall within ten (10) days after such impasse appoint an Accountant (different from the accountant and accounting firm that conducted the Independent Review) and, within ten (10) days after the appointment of both such Accountants, those two Accountants shall select a third (which cannot be the accountant and accounting firm that conducted the Independent Review).  If either party fails to timely appoint an Accountant, then the Accountant the other party appoints shall be the sole Accountant.  Within ten (10) days after appointment of the Accountant(s), Landlord and Tenant shall each simultaneously give the Accountants (with a copy to the other party) its determination of Operating Expenses, with such supporting data or information as each submitting party determines appropriate.  Within ten (10) days after such submissions, the Accountants shall by majority vote select either Landlord’s or Tenant’s determination of Operating Expenses.  The Accountants may not select or designate any other determination of Operating Expenses.  The determination of the Accountant(s) shall bind the parties.  If the parties agree or the Accountant(s) determine that Tenant’s Pro Rata Share of Operating Expenses actually paid for the calendar year in question exceeded Tenant’s obligations for such calendar year, then Landlord shall, at Tenant’s option, either (a) credit the excess to the next succeeding installments of estimated Additional Rent or (b) pay the excess to Tenant within thirty (30) days after delivery of such results.  If the parties agree or the Accountant(s) determine that Tenant’s Pro Rata Share of Operating Expenses invoiced by Landlord and actually paid for the calendar years in question exceeded Tenant’s obligations by five percent (5%) or more, then Landlord shall pay all of Tenant’s costs for the Independent Review and Accountant(s), as applicable.  If the parties agree or the Accountant(s) determine that Tenant’s payments of Tenant’s Pro Rata Share of Operating Expenses for such calendar year were less than Tenant’s obligation for the calendar year, then Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of such results.

7.5.         Tenant shall not be responsible for Operating Expenses attributable to the time period prior to the Term Commencement Date; provided, however, that if Landlord shall permit Tenant possession of the Premises prior to the Term Commencement Date, Tenant shall be responsible for Operating Expenses from such earlier date of possession.  Tenant’s responsibility for Tenant’s Pro Rata Share of Operating Expenses shall continue to the latest of (a) the date of termination of the Lease or (b) the date Tenant has fully vacated the Premises.

7.6.         Operating Expenses for the calendar year in which Tenant’s obligation to share therein commences and for the calendar year in which such obligation ceases shall be prorated on a basis reasonably determined by Landlord.  Expenses such as taxes, assessments and insurance premiums that are incurred for an extended time period shall be prorated based upon the time periods to which they apply so that the amounts attributed to the Premises relate in a reasonable manner to the time period wherein Tenant has an obligation to share in Operating Expenses.

7.7.         Within seven (7) business days after the end of each calendar month, Tenant shall submit to Landlord an invoice, or, in the event an invoice is not available, an itemized list, of all costs and expenses that (a) Tenant has incurred (either internally or by employing third parties) during the prior month and (b) for which Tenant reasonably believes it is entitled to reimbursements from Landlord pursuant to the terms of this Lease or that Tenant reasonably believes is the responsibility of Landlord pursuant to this Lease.

8.            Rentable Area.

8.1.         The term “Rentable Area” as set forth in Article 2 and as may otherwise be referenced within this Lease, shall reflect such areas as reasonably calculated by Landlord’s architect.

8.2.         The “Rentable Area” of the Building is generally determined by making separate calculations of Rentable Area applicable to each floor within the Building and totaling the Rentable Area of all floors within the Building.  The Rentable Area of a floor is computed by measuring to the outside finished surface of the permanent outer Building walls.  The full area calculated as previously set forth is included as Rentable Area, without deduction for columns and projections or vertical penetrations, including stairs, elevator shafts, flues, pipe shafts, vertical ducts and the like, as well as such items’ enclosing walls.

8.3.         [Intentionally omitted]

8.4.         The term “Rentable Area,” when applied to the Premises, is that area equal to the usable area of the Premises, plus an equitable allocation of Rentable Area within the Building that is not then utilized or expected to be utilized as usable area, including, but not limited to, that portion of the Building devoted to corridors, equipment rooms, restrooms, elevator lobby, atrium and mailroom.  In making such allocations, consideration shall be given to tenants benefited by space allocated such that the area that primarily serves tenants of only one floor, such as corridors and restrooms upon such floor, shall be allocated to usable area of the Building as a whole.

9.            Security Deposit.

9.1.         Tenant has deposited with Landlord the sum set forth in Section 2.6 (the “Security Deposit”), which sum shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the period commencing on the Execution Date and ending upon the expiration or termination of this Lease.  If Tenant defaults with respect to any provision of this Lease, including, but not limited to, any provision relating to the payment of Rent, then Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant’s default.  If any portion of the Security Deposit is so used or applied, then Tenant shall, within ten (10) days following demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant’s failure to do so shall be a material breach of this Lease.  The provisions of this Article 9 shall survive the expiration or earlier termination of this Lease.  TENANT HEREBY WAIVES THE REQUIREMENTS OF SECTION 1950.7 OF THE CALIFORNIA CIVIL CODE, AS THE SAME MAY BE AMENDED FROM TIME TO TIME.

9.2.         In the event of bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for all periods prior to the filing of such proceedings.

9.3.         Landlord may deliver to any purchaser of Landlord’s interest in the Premises the funds deposited hereunder by Tenant, and thereupon Landlord shall be discharged from any further liability with respect to such deposit.  This provision shall also apply to any subsequent transfers.

9.4.         If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, then the Security Deposit, or any balance thereof, shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within thirty (30) days after the expiration or earlier termination of this Lease.

9.5.         Provided that Tenant is not then in default of its obligations under this Lease, upon the expiration of the thirty-sixth (36th) month of the Term, the Security Deposit requirement shall be reduced to $78,889.20 and (a) Landlord shall, on or before the end of the thirty-seventh (37th) month of the Term, refund to Tenant the amount of the Security Deposit held by Landlord in excess thereof or (b) the amount of the L/C Security (as defined below) shall be reduced accordingly, as applicable.

9.6.         If the Security Deposit shall be in cash, Landlord shall deposit the Security Deposit into an interest-bearing account at a banking organization selected by Landlord.  All interest and/or dividends, if any, accruing on the Security Deposit, less a one percent (1%) per annum charge on the Security Deposit for administrative expenses, shall be added to, held and included within the term Security Deposit and, provided that no Default shall have occurred and be continuing, shall accrue to the account of Tenant.  Landlord shall not be required to credit Tenant with any interest for any period during which Landlord does not receive interest on the Security Deposit.

9.7.         The Security Deposit may be in the form of cash, a letter of credit or any other security instrument acceptable to Landlord in its sole discretion.  Tenant may at any time, except during Default, deliver a letter of credit (the “L/C Security”) as the entire Security Deposit, as follows.

(a)           If Tenant elects to deliver L/C Security, then Tenant shall provide Landlord, and maintain in full force and effect throughout the Term, a letter of credit in the form of Exhibit H issued by an issuer reasonably satisfactory to Landlord, in the amount of the Security Deposit, with an initial term of at least one year.  Landlord hereby approves of Silicon Valley Bank as the issuer of Tenant’s L/C Security.  If, at the Term Expiration Date, any Rent remains uncalculated or unpaid, then:  (i) Landlord shall with reasonable diligence complete any necessary calculations; (ii) Tenant shall extend the expiry date of such L/C Security from time to time as Landlord reasonably requires; and (iii) in such extended period, Landlord shall not unreasonably refuse to consent to an appropriate reduction of the L/C Security.  Tenant shall reimburse Landlord’s actual legal costs (as calculated by Landlord’s counsel) in handling Landlord’s acceptance of L/C Security or its replacement or extension.

(b)           If Tenant delivers to Landlord satisfactory L/C Security in place of the entire Security Deposit, Landlord shall remit to Tenant any cash Security Deposit Landlord previously held.

(c)           Landlord may draw upon the L/C Security, and hold and apply the proceeds in the same manner and for the same purposes as the Security Deposit, if:  (i) an uncured Default exists; (ii) as of the date 30 (thirty) days before any L/C Security expires (even if such scheduled expiry date is after the Term Expiration Date) Tenant has not delivered to Landlord an amendment or replacement for such L/C Security, reasonably satisfactory to Landlord, extending the expiry date to the earlier of (1) six (6) months after the then-current Term Expiration Date or (2) the date one year after the then-current expiry date of the L/C Security; (iii) the L/C Security provides for automatic renewals, Landlord asks the issuer to confirm the current L/C Security expiry date, and the issuer fails to do so within ten (10) business days; (iv) Tenant fails to pay (when and as Landlord reasonably requires, provided that Tenant shall not be required to pay any such charges earlier than twenty (20) days following Landlord’s demand therefor) any bank charges for Landlord’s transfer of the L/C Security; or (v) the issuer of the L/C Security ceases, or announces that it will cease, to maintain an office in the city where Landlord may present drafts under the L/C Security, and Tenant fails to obtain a replacement letter of credit conforming to the requirements of this Lease at least fifteen (15) business days prior to such cessation.  This paragraph does not limit any other provisions of this Lease allowing Landlord to draw the L/C Security under specified circumstances.

(d)           Tenant shall not seek to enjoin, prevent, or otherwise interfere with Landlord’s draw under L/C Security, even if it violates this Lease.

(e)           If Landlord transfers its interest in the Premises, then Tenant shall at Tenant’s expense, within five Business Days after receiving a request from Landlord, deliver (and, if the issuer requires, Landlord shall consent to) an amendment to the L/C Security naming Landlord’s grantee as substitute beneficiary.  If the required Security changes while L/C Security is in force, then Tenant shall deliver (and, if the issuer requires, Landlord shall consent to) a corresponding amendment to the L/C Security.

10.          Use.

10.1.      Tenant shall use the Premises for the purpose set forth in Section 2.8, and shall not use the Premises, or permit or suffer the Premises to be used, for any other purpose without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

10.2.      Tenant shall not use or occupy the Premises in violation of Applicable Laws; zoning ordinances; or the certificate of occupancy issued for the Building, and shall, upon five (5) business days’ written notice from Landlord, discontinue any use of the Premises that is declared or claimed by any Governmental Authority having jurisdiction to be a violation of any of the above, or that in Landlord’s reasonable opinion violates any of the above.  Tenant shall comply with any direction of any Governmental Authority having jurisdiction that shall, by reason of the nature of Tenant’s use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof.

10.3.      Tenant shall not do or permit to be done anything that will invalidate or increase the cost of any fire, environmental, extended coverage or any other insurance policy covering the Building and the Project, and shall comply with all rules, orders, regulations and requirements of the insurers of the Building and the Project (provided that Landlord has given written notice of such rules to Tenant), and Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charged for such policy by reason of Tenant’s failure to comply with the provisions of this Article.

10.4.      Tenant shall keep all doors opening onto public corridors closed, except when in use for ingress and egress.

10.5.      No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made to existing locks or the mechanisms thereof without Landlord’s prior written consent.  Tenant shall, upon termination of this Lease, return to Landlord all keys to offices and restrooms either furnished to or otherwise procured by Tenant.  In the event any key so furnished to Tenant is lost, Tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.

10.6.      No awnings or other projections shall be attached to any outside wall of the Building.  No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord’s standard window coverings, except as approved in writing by Landlord in advance.  Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without Landlord’s prior written consent, nor shall any bottles, parcels or other articles be placed on the windowsills.  No equipment, furniture or other items of personal property shall be placed on any exterior balcony without Landlord’s prior written consent.  Tenant shall have the right to monument signage on the Premises; provided, however, that (a) no such monument signage shall be installed without Landlord’s prior written consent, (b) the design, installation, maintenance, repair, restoration and removal (including restoration of the Property upon which the same was located) of the monument signage shall be at Tenant’s sole cost and expense, (c) any such monument signage must be in full compliance with all Applicable Laws and any covenants, conditions or restrictions that encumber the Property (“CC&Rs”), and (d) Tenant shall be solely responsible for obtaining any governmental permits or approvals, and approvals under the CC&Rs, that are required to install and maintain such monument signage.  In the event of a violation of the foregoing by Tenant, Landlord shall remove the same without any liability, and may charge the expense incurred in such removal to Tenant.

10.7.       No sign, advertisement or notice (“Signage”) shall be exhibited, painted or affixed by Tenant on any part of the Premises or the Building without Landlord’s prior written consent.  Interior signs on doors and the directory tablet shall be inscribed, painted or affixed for Tenant by Landlord at Tenant’s sole cost and expense, and shall be of a size, color and type and be located in a place acceptable to Landlord.  The directory tablet shall be provided exclusively for the display of the name and location of tenants only.  Tenant shall not place anything on the exterior of the corridor walls or corridor doors other than Landlord’s standard lettering.

10.8.      Tenant shall cause any office equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations therefrom from extending into the Common Areas or other offices in the Building.  Further, Tenant shall only place equipment within the Premises with floor loading consistent with the structural design of the Building without Landlord’s prior written approval, and such equipment shall be placed in a location designed to carry the weight of such equipment.

10.9.       Tenant shall not (a) do or permit anything to be done in or about the Premises that shall in any way unreasonably obstruct or unreasonably interfere with the rights of other tenants or occupants of the Building or the Project, or injure or annoy them, (b) use or allow the Premises to be used for immoral, unlawful or objectionable purposes, (c) cause, maintain or permit any nuisance or waste in, on or about the Premises, the Building or the Project or (d) take any other action that would in Landlord’s reasonable determination in any manner adversely affect other tenants’ quiet use and enjoyment of their space or adversely impact their ability to conduct business in a professional and suitable work environment.

10.10.     Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for all liabilities, costs and expenses arising out of or in connection with the compliance of the Premises with the Americans with Disabilities Act, 42 U.S.C. § 12101, et seq. (together with regulations promulgated pursuant thereto, the “ADA”), and Tenant shall indemnify, defend and hold harmless Landlord from and against any loss, cost, liability or expense (including reasonable attorneys’ fees and disbursements) arising out of any failure of the Premises to comply with the ADA; provided that Tenant shall not be responsible for the TI Allowance or the Additional TI Allowance or for performing the Tenant Improvements.  Notwithstanding the foregoing, Landlord agrees to indemnify, defend and hold harmless Tenant from and against any loss, cost, liability or expense arising out of any failure of the Premises to comply with the ADA prior to the Term Commencement Date.  The provisions of this Section 10.10 shall survive the expiration or earlier termination of this Lease.

11.          Brokers.

11.1.       Tenant represents and warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease other than Burnham Real Estate (“Tenant’s Broker”), and that it knows of no other real estate broker or agent, other than Landlord’s Broker, that is or might be entitled to a commission in connection with this Lease.  Landlord represents and warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease other than Colliers International (“Landlord’s Broker”, and together with Tenant’s Broker, the “Brokers”), and that it knows of no other real estate broker or agent, other than Tenant’s Broker, that is or might be entitled to a commission in connection with this Lease.  Landlord shall compensate the Brokers in relation to this Lease pursuant to a separate agreement between Landlord and the Brokers.

11.2.       Each of Tenant and Landlord represents and warrants that no broker or agent has made any representation or warranty that it has relied upon in its decision to enter into this Lease, other than as contained in this Lease.

11.3.       Each of Tenant and Landlord acknowledges and agrees that the employment of brokers by Landlord is for the purpose of solicitation of offers of leases from prospective tenants and that no authority is granted to any broker to furnish any representation (written or oral) or warranty from Landlord unless expressly contained within this Lease.  Each of Tenant and Landlord is executing this Lease in reliance upon the other party’s representations, warranties and agreements contained within Sections 11.1 and 11.2.

11.4.       Tenant agrees to indemnify, defend and hold Landlord harmless from any and all cost or liability for compensation claimed by any other broker or agent, other than Tenant’s Broker, employed or engaged by it or claiming to have been employed or engaged by it.  Landlord agrees to indemnify, defend and hold Tenant harmless from any and all cost or liability for compensation claimed by any other broker or agent, other than Landlord’s Broker, employed or engaged by it or claiming to have been employed or engaged by it.

12.          Holding Over.

12.1.       If, with Landlord’s prior written consent, Tenant holds possession of all or any part of the Premises after the Term, Tenant shall become a tenant from month to month after the expiration or earlier termination of the Term, and in such case Tenant shall continue to pay (a) the Basic Annual Rent in accordance with Article 5, as adjusted in accordance with Article 6, and (b) Tenant’s Pro Rata Share of Operating Expenses.  Any such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein.

12.2.       Notwithstanding the foregoing, if Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without Landlord’s prior written consent, Tenant shall become a tenant at sufferance subject to the terms and conditions of this Lease, except that the monthly rent shall be equal to one hundred fifty percent (150%) of the Rent in effect during the last thirty (30) days of the Term.

12.3.       Acceptance by Landlord of Rent after the expiration or earlier termination of the Term shall not result in an extension, renewal or reinstatement of this Lease.

12.4.       The foregoing provisions of this Article 12 are in addition to and do not affect Landlord’s right of reentry or any other rights of Landlord hereunder or as otherwise provided by Applicable Laws.

13.          Taxes on Tenant’s Property.

13.1.       Tenant shall pay prior to delinquency any and all taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises.

13.2.       If any such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property or, if the assessed valuation of the Building or the Property is increased by inclusion therein of a value attributable to Tenant’s personal property or trade fixtures, and if Landlord, after written notice to Tenant, pays the taxes based upon any such increase in the assessed valued of the Building or the Project, then Tenant shall, upon demand, repay to Landlord the taxes so paid by Landlord.

13.3.       If any improvements in or alterations to the Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which improvements conforming to Landlord’s building standards (the “Building Standard”) in other spaces in the Building are assessed, then the real property taxes and assessments levied against Landlord or the Building by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 13.2 above.  Any such excess assessed valuation due to improvements in or alterations to space in the Building leased by other tenants of Landlord shall not be included in the Operating Expenses defined in Article 7, but shall be treated, as to such other tenants, as provided in this Section 13.3.  If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining whether said Tenant improvements or alterations are assessed at a higher valuation than the Building Standard, then such records shall be binding on both Landlord and Tenant.

14.          Condition of Premises.  Except as otherwise provided in this Lease, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of the Premises, the Building or the Project, or with respect to the suitability of the Premises, the Building or the Project for the conduct of Tenant’s business.  Tenant acknowledges that (a) it is fully familiar with the condition of the Premises and agrees to take the same in its condition “as is” as of the Term Commencement Date, subject only to minor punchlist items submitted by Tenant and (b) Landlord shall have no obligation to alter, repair or otherwise prepare the Premises for Tenant’s occupancy or to pay for or construct any improvements to the Premises other than the Tenant Improvements, subject to the TI Allowance and Additional TI Allowance.  Tenant’s taking of possession of the Premises shall, except as otherwise agreed to in writing by Landlord and Tenant, conclusively establish that the Premises, the Building and the Project were at such time in good, sanitary and satisfactory condition and repair, subject only to minor punchlist items submitted by Tenant.

15.          Common Areas and Parking Facilities.

15.1.       Tenant shall have the non-exclusive right, in common with others, to use the Common Areas, subject to the rules and regulations adopted by Landlord and attached hereto as Exhibit D, together with such other reasonable and nondiscriminatory rules and regulations as are hereafter promulgated by Landlord in its sole and absolute discretion (the “Rules and Regulations”).  Tenant shall faithfully observe and comply with the Rules and Regulations.  Landlord shall not be responsible to Tenant for the violation or non-performance by any other tenant or any agent, employee or invitee thereof of any of the Rules and Regulations.

15.2.       At no additional charge to Tenant, Tenant shall have a non-exclusive, irrevocable license to use Tenant’s Pro Rata Share of parking facilities serving the Building in common on an unreserved basis with other tenants of the Building and the Project at no cost; provided, however, that Landlord may revoke Tenant’s license to use the parking facilities if Tenant is in default under this Lease beyond applicable notice and cure periods.

15.3.       Tenant agrees not to unreasonably overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of the parking facilities.  Landlord reserves the right to determine that parking facilities are becoming overcrowded and to limit Tenant’s use thereof.  Upon such determination, Landlord may reasonably allocate parking spaces among Tenant and other tenants of the Building or the Project.  Nothing in this Section, however, is intended to create an affirmative duty on Landlord’s part to monitor parking.

15.4.       Landlord reserves the right to modify the Common Areas, including the right to add or remove exterior and interior landscaping and to subdivide real property.  Tenant acknowledges that Landlord specifically reserves the right to allow the exclusive use of corridors and restroom facilities located on specific floors to one or more tenants occupying such floors; provided, however, that Tenant shall not be deprived of the use of the corridors reasonably required to serve the Premises or of restroom facilities serving the floor upon which the Premises are located.

16.          Utilities and Services.

16.1.       Tenant shall pay for all water (including the cost to service, repair and replace reverse osmosis, de-ionized and other treated water), gas, heat, light, power, telephone, internet service, cable television, other telecommunications and other utilities supplied to the Premises, together with any fees, surcharges and taxes thereon.  If any such utility is not separately metered to Tenant, Tenant shall pay a pro rata proportion (to be reasonably determined by Landlord) of all charges of such utility jointly metered with other premises as part of Tenant’s Pro Rata Share of Operating Expenses or, in the alternative, (a) Landlord may choose to monitor the usage of such utilities by Tenant at Landlord’s own cost and expense or (b) Tenant may choose to monitor its usage of such utilities, in which case, Landlord shall charge Tenant with the cost of purchasing, installing and monitoring such metering equipment, which cost shall be paid by Tenant as Additional Rent.

16.2.       Landlord shall not be liable for, nor shall any eviction of Tenant result from the failure to furnish any such utility or service, whether or not such failure is caused by accident; breakage; repair; strike, lockout or other labor disturbance or labor dispute of any character; act of terrorism; shortage of materials, which shortage is not unique to Landlord or Tenant, as the case may be; governmental regulation, moratorium or other governmental action; or Landlord’s inability, despite the exercise of reasonable diligence or by any other cause, including Landlord’s negligence, to furnish any such utility or service (collectively, “Force Majeure”).  In the event of such failure, Tenant shall not be entitled to any abatement or reduction of Rent, nor shall Tenant be relieved from the operation of any covenant or agreement of this Lease; provided, however, that if such failure is solely due to Landlord’s gross negligence or willful misconduct and continues for more than five (5) consecutive business days after Landlord receives written notice of such failure, then Rent to be paid by Tenant under this Lease shall be abated, for the period beginning at the end of such five (5) business day period and ending when such failure ceases to exist, proportionately based on the extent to which Tenant’s use of the Premises is impaired during the period of such failure, unless Landlord provides Tenant with other space during the period of failure that, in Tenant’s reasonable opinion, is suitable for the temporary conduct of Tenant’s business.

16.3.       Tenant shall pay for, prior to delinquency of payment therefor, any utilities and services that may be furnished to the Premises during or, if Tenant occupies the Premises after the expiration or earlier termination of the Term, after the Term.

16.4.       Tenant shall not, without Landlord’s prior written consent, use any device in the Premises (including, without limitation, data processing machines) that will in any way (a) materially increase the amount of ventilation, air exchange, gas, steam, electricity or water beyond the existing capacity of the Building as proportionately allocated to the Premises based upon Tenant’s Pro Rata Share as usually furnished or supplied for the use set forth in Section 2.8 or (b) exceed Tenant’s Pro Rata Share of the Building’s capacity to provide such utilities or services.

16.5.       If Tenant shall require utilities or services in excess of those usually furnished or supplied for tenants in similar spaces in the Building by reason of Tenant’s equipment or extended hours of business operations, then Tenant shall first procure Landlord’s consent for the use thereof, which consent Landlord may condition upon the availability of such excess utilities or services, and Tenant shall pay as Additional Rent an amount equal to the cost of providing such excess utilities and services.

16.6.       Utilities and services provided by Landlord to the Premises that are separately metered shall be paid by Tenant directly to the supplier of such utility or service.

16.7.       Landlord shall provide water in Common Areas for lavatory purposes only; provided, however, that if Landlord determines that Tenant requires, uses or consumes water for any purpose other than ordinary lavatory purposes, Landlord may install a water meter and thereby measure Tenant’s water consumption for all purposes.  Tenant shall pay Landlord for the costs of such meter and the installation thereof and, throughout the duration of Tenant’s occupancy of the Premises, Tenant shall keep said meter and installation equipment in good working order and repair at Tenant’s sole cost and expense.  If Tenant fails to so maintain such meter and equipment, Landlord may repair or replace the same and shall collect the costs therefor from Tenant.  Tenant agrees to pay for water consumed, as shown on said meter, as and when bills are rendered.  If Tenant fails to timely make such payments, Landlord may pay such charges and collect the same from Tenant.  Any such costs or expenses incurred, or payments made by Landlord for any of the reasons or purposes hereinabove stated, shall be deemed to be Additional Rent payment by Tenant and collectible by Landlord as such.

16.8.       Landlord reserves the right to stop service of the elevator, plumbing, ventilation, air conditioning and electric systems, when Landlord deems necessary or desirable, due to accident, emergency or the need to make repairs, alterations or improvements, until such repairs, alterations or improvements shall have been completed, and Landlord shall further have no responsibility or liability for failure to supply elevator facilities, plumbing, ventilation, air conditioning or electric service when prevented from doing so by Force Majeure or a failure by a third party to deliver gas, oil or another suitable fuel supply, or Landlord’s inability by exercise of reasonable diligence to obtain gas, oil or another suitable fuel.  Without limiting the foregoing, it is expressly understood and agreed that any covenants on Landlord’s part to furnish any service pursuant to any of the terms, covenants, conditions, provisions or agreements of this Lease, or to perform any act or thing for the benefit of Tenant, shall not be deemed breached if Landlord is unable to furnish or perform the same by virtue of Force Majeure.

17.          Alterations.

17.1.       Tenant shall make no alterations, additions or improvements in or to the Premises or engage in any construction, demolition, reconstruction, renovation, or other work (whether major or minor) of any kind in, at, or serving the Premises (“Alterations”) without Landlord’s prior written approval, which approval Landlord shall not unreasonably withhold; provided, however, that in the event any proposed Alteration affects (a) any structural portions of the Building, including exterior walls, roof, foundation or core of the Building, (b) the exterior of the Building or (c) any Building systems, including elevator, plumbing, air conditioning, heating, electrical, security, life safety and power (a “Prohibited Alteration”), then Landlord may withhold its approval with respect thereto in its sole and absolute discretion.  Notwithstanding the foregoing, Landlord’s approval shall not be required for any Alteration that is not a Prohibited Alteration and that does not exceed Ten Thousand Dollars ($10,000) in cost in any one instance.  Tenant shall, in making any such Alterations, use only those architects, contractors, suppliers and mechanics of which Landlord has given prior written approval, which approval shall be in Landlord’s sole and absolute discretion.  In seeking Landlord’s approval, Tenant shall provide Landlord, at least fourteen (14) days in advance of any proposed construction, with plans, specifications, bid proposals, work contracts, requests for laydown areas and such other information concerning the nature and cost of the Alterations as Landlord may reasonably request.

17.2.       Tenant shall not construct or permit to be constructed partitions or other obstructions that might interfere with free access to mechanical installation or service facilities of the Building, or interfere with the moving of Landlord’s equipment to or from the enclosures containing such installations or facilities.

17.3.       Tenant shall accomplish any work performed on the Premises or the Building in such a manner as to permit any fire sprinkler system and fire water supply lines to remain fully operable at all times.

17.4.       Any work performed on the Premises or the Building by Tenant or Tenant’s contractors shall be done at such times and in such manner as Landlord may from time to time designate.  Tenant covenants and agrees that all work done by Tenant or Tenant’s contractors shall be performed in full compliance with Applicable Laws.  Within thirty (30) days after completion of any Alterations, Tenant shall provide Landlord with complete “as-built” drawing print sets and electronic CADD files on disc (or files in such other current format in common use as Landlord reasonably approves or requires) showing any changes in the Premises.

17.5.       Before commencing any work, Tenant shall give Landlord at least fourteen (14) days’ prior written notice of the proposed commencement of such work and shall, if required by Landlord, secure, at Tenant’s own cost and expense, a completion and lien indemnity bond satisfactory to Landlord for said work.

17.6.       All Alterations, attached equipment, decorations, fixtures, trade fixtures, additions and improvements, subject to Section 17.8, attached to or built into the Premises, made by either of the Parties, including, without limitation, all floor and wall coverings, built-in cabinet work and paneling, sinks and related plumbing fixtures, laboratory benches, exterior venting fume hoods and walk-in freezers and refrigerators, ductwork, conduits, electrical panels and circuits, shall (unless, prior to such construction or installation, Landlord elects otherwise) become the property of Landlord upon the expiration or earlier termination of the Term, and shall remain upon and be surrendered with the Premises as a part thereof.  The Premises shall at all times remain the property of Landlord and shall be surrendered to Landlord upon the expiration or earlier termination of this Lease.  All trade fixtures, equipment, Tenant Improvements, Alterations and Signage installed by or under Tenant shall be the property of Landlord.  Notwithstanding any other provision hereof, any personal property (including trade fixtures) on the Premises that was (a) paid for entirely by Tenant (i.e. were not reimbursed by the TI Allowance) and (b)(i) is described on Exhibit C or (ii) is not affixed to the Building or the Property, shall remain the property of Tenant, and upon termination of this Lease, Tenant shall remove such personal property, from the Premises; provided, however, Tenant shall repair any damage to the Premises associated with such removal.  Notwithstanding the foregoing, at any time during the Term, subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, Tenant shall have the right to update Exhibit C.

17.7.       Tenant shall repair any damage to the Premises caused by Tenant’s removal of any property from the Premises.  During any such restoration period, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant.  The provisions of this Section shall survive the expiration or earlier termination of this Lease.

17.8.       Subject to the penultimate sentence of Section 17.6, all business and trade fixtures, machinery and equipment, built-in furniture and cabinets, together with all additions and accessories thereto, installed in and upon the Premises shall be and remain the property of Landlord and shall not be moved by Tenant at any time during the Term.  If Tenant shall fail to remove any of its effects from the Premises prior to termination of this Lease, then Landlord may, at its option, remove the same in any manner that Landlord shall choose and store said effects without liability to Tenant for loss thereof or damage thereto, and Tenant shall pay Landlord, upon demand, any costs and expenses incurred due to such removal and storage or Landlord may, at its sole option and without notice to Tenant, sell such property or any portion thereof at private sale and without legal process for such price as Landlord may obtain and apply the proceeds of such sale against any (a) amounts due by Tenant to Landlord under this Lease and (b) any expenses incident to the removal, storage and sale of said personal property.

17.9.       Notwithstanding any other provision of this Article 17 to the contrary, in no event shall Tenant remove any improvement from the Premises as to which Landlord contributed payment, including, without limitation, the Tenant Improvements made pursuant to this Lease without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

17.10.     Tenant shall pay to  Landlord an amount equal to five percent (5%) of the cost to Tenant of all changes installed by Tenant or its contractors or agents to cover Landlord’s overhead and expenses for plan review, coordination, scheduling and supervision thereof.  For purposes of payment of such sum, Tenant shall submit to Landlord copies of all bills, invoices and statements covering the costs of such charges, accompanied by payment to Landlord of the fee set forth in this Section.  Tenant shall reimburse Landlord for any extra expenses incurred by Landlord by reason of faulty work done by Tenant or its contractors, or by reason of delays caused by such work, or by reason of inadequate clean-up.

17.11.     Within sixty (60) days after final completion of any Alterations performed by Tenant with respect to the Premises, Tenant shall submit to Landlord documentation showing the amounts expended by Tenant with respect to such Alterations, together with supporting documentation reasonably acceptable to Landlord.

17.12.     Tenant shall require its contractors and subcontractors performing work on the Premises to name Landlord and its affiliates and lenders as additional insureds on their respective insurance policies.

18.          Repairs and Maintenance.

18.1.       Landlord shall repair and maintain the structural and exterior portions and Common Areas of the Building and the Project, including, without limitation, roofing and covering materials, foundations, exterior walls, plumbing, fire sprinkler systems (if any), heating, ventilating, air conditioning, elevators, and electrical systems installed or furnished by Landlord.  Any costs related to the repair or maintenance activities specified in this Section 18.1 shall be included as a part of Operating Expenses, unless such repairs or maintenance is required in whole or in part because of any act, neglect, fault or omissions of Tenant, its agents, servants, employees or invitees, in which case Tenant shall pay to Landlord the cost of such repairs and maintenance.

18.2.       Except for services of Landlord, if any, required by Section 18.1, Tenant shall at Tenant’s sole cost and expense maintain and keep the Premises and every part thereof in good condition and repair, damage thereto from ordinary wear and tear excepted.  Tenant shall, upon the expiration or sooner termination of the Term, surrender the Premises to Landlord in as good of a condition as when received, ordinary wear and tear excepted.  Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, other than pursuant to Section 4.2 hereof.

18.3.       Landlord shall not be liable for any failure to make any repairs or to perform any maintenance that is an obligation of Landlord unless such failure shall persist for an unreasonable time after Tenant provides Landlord with written notice of the need of such repairs or maintenance.  Tenant waives its rights under Applicable Laws now or hereafter in effect to make repairs at Landlord’s expense.

18.4.       Repairs under this Article 18 that are obligations of Landlord are subject to allocation among Tenant and other tenants as Operating Expenses, except as otherwise provided in this Article 18.

18.5.       This Article 18 relates to repairs and maintenance arising in the ordinary course of operation of the Building and the Project and any related facilities.  In the event of fire, earthquake, flood, vandalism, war, terrorism, natural disaster or similar cause of damage or destruction, Article 22 shall apply in lieu of this Article 18.

19.          Liens.

19.1.       Subject to the immediately succeeding sentence, Tenant shall keep the Premises, the Building and the Project free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant.  Tenant further covenants and agrees that any mechanic’s lien filed against the Premises, the Building or the Project for work claimed to have been done for, or materials claimed to have been furnished to, shall be discharged or bonded by Tenant within fifteen (15) days after the filing thereof, at Tenant’s sole cost and expense.

19.2.       Should Tenant fail to discharge or bond against any lien of the nature described in Section 19.1, Landlord may, at Landlord’s election, pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title, and Tenant shall immediately reimburse Landlord for the costs thereof as Additional Rent.

19.3.       In the event that Tenant leases or finances the acquisition of office equipment, furnishings or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code financing statement authorized or deemed authorized by Tenant shall, upon its face or by exhibit thereto, indicate that such financing statement is applicable only to removable personal property of Tenant located within the Premises.  In no event shall the address of the Building be furnished on a financing statement without qualifying language as to applicability of the lien only to removable personal property located in an identified suite leased by Tenant.  Should any holder of a financing statement authorized or deemed authorized by Tenant record or place of record a financing statement that appears to constitute a lien against any interest of Landlord or against equipment that may be located other than within an identified suite leased by Tenant, Tenant shall, within ten (10) days after filing such financing statement, cause (a) a copy of the lender security agreement or other documents to which the financing statement pertains to be furnished to Landlord to facilitate Landlord’s ability to demonstrate that the lien of such financing statement is not applicable to Landlord’s interest and (b) Tenant’s lender to amend such financing statement and any other documents of record to clarify that any liens imposed thereby are not applicable to any interest of Landlord in the Premises, the Building or the Project.

20.          Indemnification and Exculpation.

20.1.       Tenant agrees to indemnify, defend and save  Landlord harmless from and against any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred in investigating or resisting the same (collectively, “Claims”) arising from injury or death to any person or damage to any property occurring within or about the Premises, the Building or the Property arising directly or indirectly out of Tenant’s or Tenant’s employees’, agents’ or guests’ use or occupancy of the Premises or a breach or default by Tenant in the performance of any of its obligations hereunder, unless caused solely by Landlord’s willful misconduct or gross negligence.

20.2.       Notwithstanding any provision of Section 20.1 to the contrary, Landlord shall not be liable to Tenant for, and Tenant assumes all risk of, damage to personal property or scientific research, including, without limitation, loss of records kept by Tenant within the Premises and damage or losses caused by fire, electrical malfunction, gas explosion or water damage of any type (including, without limitation, broken water lines, malfunctioning fire sprinkler systems, roof leaks or stoppages of lines), unless any such loss is due to Landlord’s willful disregard of written notice by Tenant of need for a repair that Landlord is responsible to make for an unreasonable period of time.  Tenant further waives any claim for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property as described in this Section 20.2.

20.3.       Landlord shall not be liable for any damages arising from any act, omission or neglect of any other tenant in the Building or the Project, or of any other third party.

20.4.       Tenant acknowledges that security devices and services, if any, while intended to deter crime, may not in given instances prevent theft or other criminal acts.  Landlord shall not be liable for injuries or losses caused by criminal acts of third parties, and Tenant assumes the risk that any security device or service may malfunction or otherwise be circumvented by a criminal.  If Tenant desires protection against such criminal acts, then Tenant shall, at Tenant’s sole cost and expense, obtain appropriate insurance coverage.

20.5.       The provisions of this Article 20 shall survive the expiration or earlier termination of this Lease.

21.          Insurance; Waiver of Subrogation.

21.1.       Landlord shall maintain insurance for the Building and the Project in amounts equal to full replacement cost (exclusive of the costs of excavation, foundations and footings, and without reference to depreciation taken by Landlord upon its books or tax returns) or such lesser coverage as Landlord may elect, provided that such coverage shall not be less than ninety percent (90%) of such full replacement cost or the amount of such insurance Landlord’s lender, mortgagee or beneficiary (each, a “Lender”), if any, requires Landlord to maintain, providing protection against any peril generally included within the classification “Fire and Extended Coverage,” together with insurance against sprinkler damage (if applicable), vandalism and malicious mischief.  Landlord, subject to availability thereof, shall further insure, if Landlord deems it appropriate, coverage against flood, environmental hazard, earthquake, loss or failure of building equipment, rental loss during the period of repairs or rebuilding, workmen’s compensation insurance and fidelity bonds for employees employed to perform services.  Notwithstanding the foregoing, Landlord may, but shall not be deemed required to, provide insurance for any improvements installed by Tenant or that are in addition to the standard improvements customarily furnished by Landlord, without regard to whether or not such are made a part of or are affixed to the Building.  Any costs incurred by Landlord pursuant to this Section 21.1 shall constitute a portion of Operating Expenses.

21.2.       In addition, Landlord shall carry public liability insurance with a single limit of not less than One Million Dollars ($1,000,000) for death or bodily injury, or property damage with respect to the Project.  Any costs incurred by Landlord pursuant to this Section 21.2 shall constitute a portion of Operating Expenses.

21.3.       Tenant shall, at its own cost and expense, procure and maintain in effect, beginning on the Term Commencement Date or the date of occupancy, whichever occurs first, and continuing throughout the Term (and occupancy by Tenant, if any, after termination of this Lease) comprehensive public liability insurance with limits of not less than Two Million Dollars ($2,000,000) per occurrence for death or bodily injury and not less than Two Million Dollars ($2,000,000) for property damage with respect to the Premises (including $100,000 fire legal liability (each loss)).

21.4.       The insurance required to be purchased and maintained by Tenant pursuant to this Lease shall name Landlord, BioMed Realty, L.P., BioMed Realty Trust, Inc., and their respective officers, employees, agents, general partners, members, subsidiaries, affiliates and Lenders (“Landlord Parties”) as additional insureds.  Said insurance shall be with companies having a rating of not less than policyholder rating of A and financial category rating of at least Class XII in “Best’s Insurance Guide.”  Tenant shall obtain for Landlord from the insurance companies or cause the insurance companies to furnish certificates of coverage to Landlord.  No such policy shall be cancelable or subject to reduction of coverage or other modification or cancellation except after thirty (30) days’ prior written notice to Landlord from the insurer (except in the event of non-payment of premium, in which case ten (10) days written notice shall be given).  All such policies shall be written as primary policies, not contributing with and not in excess of the coverage that Landlord may carry.  Tenant’s policy may be a “blanket policy” that specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy.  Tenant shall, at least twenty (20) days prior to the expiration of such policies, furnish Landlord with renewals or binders.  Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant’s behalf and at its cost to be paid by Tenant as Additional Rent.

21.5.       Tenant assumes the risk of damage to any fixtures, goods, inventory, merchandise, equipment and leasehold improvements, and Landlord shall not be liable for injury to Tenant’s business or any loss of income therefrom, relative to such damage, all as more particularly set forth within this Lease.  Tenant shall, at Tenant’s sole cost and expense, carry such insurance as Tenant desires for Tenant’s protection with respect to personal property of Tenant or business interruption.

21.6.       In each instance where insurance is to name Landlord Parties as additional insureds, Tenant shall, upon Landlord’s written request, also designate and furnish certificates evidencing such Landlord Parties as additional insureds to (a) any Lender of Landlord holding a security interest in the Building or the Project, (b) the landlord under any lease whereunder Landlord is a tenant of the real property upon which the Building is located if the interest of Landlord is or shall become that of a tenant under a ground lease rather than that of a fee owner, and (c) any management company retained by Landlord to manage the Project.

21.7.       Landlord and Tenant each hereby waive any and all rights of recovery against the other or against the officers, directors, employees, agents and representatives of the other on account of loss or damage occasioned by such waiving party or its property or the property of others under such waiving party’s control, in each case to the extent that such loss or damage is insured against under any fire and extended coverage insurance policy that either Landlord or Tenant may have in force at the time of such loss or damage.  Such waivers shall continue so long as their respective insurers so permit.  Any termination of such a waiver shall be by written notice to the other party, containing a description of the circumstances hereinafter set forth in this Section 21.7.  Landlord and Tenant, upon obtaining the policies of insurance required or permitted under this Lease, shall give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.  If such policies shall not be obtainable with such waiver or shall be so obtainable only at a premium over that chargeable without such waiver, then the party seeking such policy shall notify the other of such conditions, and the party so notified shall have ten (10) days thereafter to either (a) procure such insurance with companies reasonably satisfactory to the other party or (b) agree to pay such additional premium (in Tenant’s case, in the proportion that the area of the Premises bears to the insured area).  If the parties do not accomplish either (a) or (b), then this Section 21.7 shall have no effect during such time as such policies shall not be obtainable or the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium.  If such policies shall at any time be unobtainable, but shall be subsequently obtainable, then neither party shall be subsequently liable for a failure to obtain such insurance until a reasonable time after notification thereof by the other party.  If the release of either Landlord or Tenant, as set forth in the first sentence of this Section 21.7, shall contravene Applicable Laws, then the liability of the party in question shall be deemed not released but shall be secondary to the other party’s insurer.

21.8.       Landlord may require commercially reasonable increases of insurance policy limits required under this Lease to conform with requirements of Landlord’s Lender being required of new tenants of similar projects in the vicinity of the Building.

22.          Damage or Destruction.

22.1.       In the event of a partial destruction of the Building or the Project by fire or other perils covered by extended coverage insurance not exceeding twenty-five percent (25%) of the full insurable value thereof, and provided that (a) the damage thereto is such that the Building or the Project may be repaired, reconstructed or restored within a period of two hundred ten (210) days from the date of the happening of such casualty and (b) Landlord shall receive insurance proceeds sufficient to cover the cost of such repairs (except for any deductible amount provided by Landlord’s policy, which deductible amount, if paid by Landlord, shall constitute an Operating Expense), Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration of the Building or the Project, as applicable, and this Lease shall continue in full force and effect.

22.2.       In the event of any damage to or destruction of the Building or the Project other than as described in Section 22.1, Landlord may elect to repair, reconstruct and restore the Building or the Project, as applicable, in which case this Lease shall continue in full force and effect.  If Landlord elects not to repair the Building or the Project, as applicable, then this Lease shall terminate as of the date of such damage or destruction.

22.3.       Landlord shall give written notice to Tenant within sixty (60) days following the date of damage or destruction of (a) its election not to repair, reconstruct or restore the Building or the Project, as applicable, and (b) Landlord’s good faith estimate of the amount of time that will be required to repair, reconstruct and restore the Premises.  If such estimated repair period exceeds two hundred ten (210) days, Tenant may terminate this Lease at its sole option by delivering written notice thereof to Landlord within fifteen (15) days after Tenant receives such notice from Landlord.

22.4.       Upon any termination of this Lease under any of the provisions of this Article 22, the parties shall be released thereby without further obligation to the other from the date possession of the Premises is surrendered to Landlord, except with regard to (a) items occurring prior to the damage or destruction and (b) provisions of this Lease that, by their express terms, survive the expiration or earlier termination hereof.

22.5.       In the event of repair, reconstruction and restoration as provided in this Article 22, all Rent to be paid by Tenant under this Lease shall be abated proportionately based on the extent to which Tenant’s use of the Premises is impaired during the period of such repair, reconstruction or restoration, unless Landlord provides Tenant with other space during the period of repair that, in Tenant’s reasonable opinion, is suitable for the temporary conduct of Tenant’s business; provided, however, that the amount of such abatement shall be reduced by the proceeds of lost rental income insurance actually received by Tenant with respect to the Premises.

22.6.       Notwithstanding anything to the contrary contained in this Article 22, should Landlord be delayed or prevented from completing the repair, reconstruction or restoration of the damage or destruction to the Premises after the occurrence of such damage or destruction by Force Majeure, then the time for Landlord to commence or complete repairs shall be extended on a day-for-day basis; provided, however, that, at Landlord’s election, Landlord shall be relieved of its obligation to make such repair, reconstruction or restoration.  Tenant shall be released from any obligations under this Lease (except with regard to those provisions that, by their express terms, survive the expiration or earlier termination hereof) if, on the date that is fifteen (15) months after the date of damage or destruction, the repair, reconstruction or restoration required to be performed by Landlord to provide Tenant use of the Premises is not then Substantially Completed.

22.7.       If Landlord is obligated to or elects to repair, reconstruct or restore as herein provided, then Landlord shall be obligated to make such repair, reconstruction or restoration only with regard to those portions of the Premises, the Building or the Project that were originally provided at Landlord’s expense.  The repair, reconstruction or restoration of improvements not originally provided by Landlord or at Landlord’s expense shall be the obligation of Tenant.  In the event Tenant has elected to upgrade certain improvements from the Building Standard, Landlord shall, upon the need for replacement due to an insured loss, provide only the Building Standard, unless Tenant again elects to upgrade such improvements and pay any incremental costs related thereto, except to the extent that excess insurance proceeds, if received, are adequate to provide such upgrades, in addition to providing for basic repair, reconstruction and restoration of the Premises, the Building and the Project.

22.8.       Notwithstanding anything to the contrary contained in this Article 22, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises if the damage resulting from any casualty covered under this Article 22 occurs during the last twelve (12) months of the Term or any extension hereof, or to the extent that insurance proceeds are not available therefor, in which case this Lease shall be terminated as of the date of destruction.

22.9.       Landlord’s obligation, should it elect or be obligated to repair or rebuild, shall be limited to the Property and the Building; provided that Tenant shall, at its expense, replace or fully repair all of Tenant’s personal property and any Alterations installed by Tenant existing at the time of such damage or destruction.  If the Property or the Building is to be repaired in accordance with the foregoing, Landlord shall make available to Tenant any portion of insurance proceeds it receives that are allocable to the Alterations constructed by Tenant pursuant to this Lease, provided Tenant is not then in default under this Lease.

23.          Eminent Domain.

23.1.       In the event the whole of the Premises, or such part thereof as shall substantially interfere with Tenant’s use and occupancy thereof, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to said authority.

23.2.       In the event of a partial taking of the Building or the Project, or of drives, walkways or parking areas serving the Building or the Project for any public or quasi-public purpose by any lawful power or authority by exercise of right of appropriation, condemnation, or eminent domain, or sold to prevent such taking, then, without regard to whether any portion of the Premises occupied by Tenant was so taken, Landlord may elect to terminate this Lease as of such taking if such taking is, in Landlord’s sole but reasonable opinion, of a material nature such as to make it uneconomical or infeasible for the Permitted Use.

23.3.       Tenant shall be entitled to any award that is specifically awarded as compensation for (a) the taking of Tenant’s personal property that was installed at Tenant’s expense and (b) the costs of Tenant moving to a new location.  Except as set forth in the previous sentence, any award for such taking shall be the property of Landlord.

23.4.       If, upon any taking of the nature described in this Article 23, this Lease continues in effect, then Landlord shall promptly proceed to restore the Premises, the Building and the Project, as applicable, to substantially their same condition prior to such partial taking.  To the extent such restoration is feasible, as determined by Landlord in its sole and absolute discretion, the Rent shall be decreased proportionately to reflect the loss of any portion of the Premises no longer available to Tenant.

24.          Defaults and Remedies.

24.1.       Late payment by Tenant to Landlord of Rent and other sums due shall cause Landlord to incur costs not contemplated by this Lease, the exact amount of which shall be extremely difficult and impracticable to ascertain.  Such costs include, but are not limited to, processing and accounting charges and late charges that may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises.  Therefore, if any installment of Rent due from Tenant is not received by Landlord within three (3) business days after the date such payment is due, Tenant shall pay to Landlord an additional sum of five percent (5%) of the overdue Rent as a late charge.  The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord shall incur by reason of late payment by Tenant.

24.2.       No payment by Tenant or receipt by Landlord of a lesser amount than the Rent payment herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease or in equity or at law.  If a dispute shall arise as to any amount or sum of money to be paid by Tenant to Landlord hereunder, Tenant shall have the right to make payment “under protest,” such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of Tenant to institute suit for recovery of the payment paid under protest.

24.3.       If Tenant fails to pay any sum of money required to be paid by it hereunder, or shall fail to perform any other act on its part to be performed hereunder, Landlord may, without waiving or releasing Tenant from any obligations of Tenant, but shall not be obligated to, make such payment or perform such act; provided that such failure by Tenant continues for three (3) days after Landlord delivers notice to Tenant demanding performance by Tenant; or provided that such failure by Tenant unreasonably interfered with the use of the Building by any other tenant or with the efficient operation of the Building, or resulted or could have resulted in a violation of Applicable Laws or the cancellation of an insurance policy maintained by Landlord.  Notwithstanding the foregoing, in the event of an emergency, Landlord shall have the right to enter the Premises and act in accordance with its rights as provided elsewhere in this Lease.  In addition to the late charge described in Section 24.1, Tenant shall pay to Landlord as Additional Rent all sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to ten percent (10%) per annum or the highest rate permitted by Applicable Laws, whichever is less.

24.4.       The occurrence of any one or more of the following events shall constitute a “Default” hereunder by Tenant:

(a)           The abandonment or vacation of the Premises by Tenant;

(b)           The failure by Tenant to make any payment of Rent, as and when due, where such failure shall continue for a period of five (5) business days after written notice thereof from Landlord to Tenant;

(c)           The failure by Tenant to observe or perform any obligation or covenant contained herein (other than described in Subsections 24.4(a) and 24.4(b)) to be performed by Tenant, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided that, if the nature of Tenant’s default is such that it reasonably requires more than thirty (30) days to cure, Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute the same to completion; and provided, further, that such cure is completed no later than ninety (90) days from the date of Tenant’s receipt of written notice from Landlord;

(d)           Tenant makes an assignment for the benefit of creditors;

(e)           A receiver, trustee or custodian is appointed to or does take title, possession or control of all or substantially all of Tenant’s assets;

(f)            Tenant files a voluntary petition under the United States Bankruptcy Code or any successor statute (the “Bankruptcy Code”);

(g)           Any involuntary petition if filed against Tenant under any chapter of the Bankruptcy Code and is not dismissed within one hundred twenty (120) days;

(h)           Failure to deliver an estoppel certificate in accordance with Article 29; or

(i)            Tenant’s interest in this Lease is attached, executed upon or otherwise judicially seized and such action is not released within one hundred twenty (120) days of the action.

Notices given under this Section 24.4 shall specify the alleged default and shall demand that Tenant perform the provisions of this Lease or pay the Rent that is in arrears, as the case may be, within the applicable period of time, or quit the Premises.  No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice.

24.5.       In the event of a Default by Tenant, and at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy that Landlord may have, Landlord shall be entitled to terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord.  In such event, Landlord shall have the immediate right to re-enter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage that may be occasioned thereby.  In the event that Landlord shall elect to so terminate this Lease, then Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including, without limitation:

(a)           The worth at the time of award of any unpaid Rent that had accrued at the time of such termination; plus

(b)           The worth at the time of award of the amount by which the unpaid Rent that would have accrued during the period commencing with termination of the Lease and ending at the time of award exceeds that portion of the loss of Landlord’s rental income from the Premises that Tenant proves to Landlord’s reasonable satisfaction could have been reasonably avoided; plus

(c)           The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds that portion of the loss of Landlord’s rental income from the Premises that Tenant proves to Landlord’s reasonable satisfaction could have been reasonably avoided; plus

(d)           Any other amount necessary to compensate Landlord for all the detriment caused by Tenant’s failure to perform its obligations under this Lease or that in the ordinary course of things would be likely to result therefrom, including, without limitation, the cost of restoring the Premises to the condition required under the terms of this Lease; plus

(e)           At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Applicable Laws.

As used in Subsections 24.5(a) and 24.5(b), “worth at the time of award” shall be computed by allowing interest at the rate specified in Section 24.1.  As used in Subsection 24.5(c) above, the “worth at the time of the award” shall be computed by taking the present value of such amount, using the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one (1) percentage point.

24.6.       In addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant’s Default and abandonment and recover Rent as it becomes due, provided Tenant has the right to sublet or assign, subject only to reasonable limitations).  In addition, Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Premises.  For purposes of this Section 24.6, the following acts by Landlord will not constitute the termination of Tenant’s right to possession of the Premises:

(a)           Acts of maintenance or preservation or efforts to relet the Premises, including, but not limited to, alterations, remodeling, redecorating, repairs, replacements or painting as Landlord shall consider advisable for the purpose of reletting the Premises or any part thereof; or

(b)           The appointment of a receiver upon the initiative of Landlord to protect Landlord’s interest under this Lease or in the Premises.

Notwithstanding the foregoing, in the event of a Default by Tenant, Landlord may elect at any time to terminate this Lease and to recover damages to which Landlord is entitled.  If Landlord does not elect to terminate this Lease as provided in Section 24.5, then Landlord may, from time to time, recover all Rent as it becomes due under this Lease.

24.7.       In the event Landlord elects to terminate this Lease and relet the Premises, Landlord may execute any new lease in its own name.  Tenant hereunder shall have no right or authority whatsoever to collect any Rent from such tenant.  The proceeds of any such reletting shall be applied as follows:

(a)           First, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord, including, without limitation, storage charges or brokerage commissions owing from Tenant to Landlord as the result of such reletting;

(b)           Second, to the payment of the costs and expenses of reletting the Premises, including (i) alterations and repairs that Landlord deems reasonably necessary and advisable and (ii) reasonable attorneys’ fees, charges and disbursements incurred by Landlord in connection with the retaking of the Premises and such reletting;

(c)           Third, to the payment of Rent and other charges due and unpaid hereunder; and

(d)           Fourth, to the payment of future Rent and other damages payable by Tenant under this Lease.

24.8.       All of Landlord’s rights, options and remedies hereunder shall be construed and held to be nonexclusive and cumulative.  Landlord shall have the right to pursue any one or all of such remedies, or any other remedy or relief that may be provided by Applicable Laws, whether or not stated in this Lease.  No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any Rent or other payments due hereunder or any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver.

24.9.       Landlord’s termination of (a) this Lease or (b) Tenant’s right to possession of the Premises shall not relieve Tenant of any liability to Landlord that has previously accrued or that shall arise based upon events that occurred prior to the later to occur of (i) the date of Lease termination or (ii) the date Tenant surrenders possession of the Premises.

24.10.     To the extent permitted by Applicable Laws, Tenant waives any and all rights of redemption granted by or under any present or future Applicable Laws if Tenant is evicted or dispossessed for any cause, or if Landlord obtains possession of the Premises due to Tenant’s default hereunder or otherwise.

24.11.     Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event shall such failure continue for more than thirty (30) days after written notice from Tenant specifying the nature of Landlord’s failure; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

24.12.     In the event of any default by Landlord, Tenant shall give notice by registered or certified mail to any (a) beneficiary of a deed of trust or (b) mortgagee under a mortgage covering the Premises, the Building or the Project and to any landlord of any lease of land upon or within which the Premises, the Building or the Project is located, and shall offer such beneficiary, mortgagee or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Building by power of sale or a judicial action if such should prove necessary to effect a cure; provided that Landlord shall furnish to Tenant in writing, upon written request by Tenant, the names and addresses of all such persons who are to receive such notices.

25.          Assignment or Subletting.

25.1.       Except as hereinafter expressly permitted, Tenant shall not, either voluntarily or by operation of Applicable Laws, directly or indirectly sell, hypothecate, assign, pledge, encumber or otherwise transfer this Lease, or sublet the Premises (each, a “Transfer”), without Landlord’s prior written consent, which consent Landlord may not unreasonably delay.  Tenant shall have the right to Transfer without Landlord’s prior written consent the Premises or any part hereof to any person that as of the date of determination and at all times thereafter directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Tenant, to any entity resulting from the merger, consolidation, acquisition or restructuring of Tenant, or to the purchaser in connection with the sale of substantially all of the assets used in connection with the business operated by Tenant at the Building (“Tenant’s Affiliate”), provided Tenant shall notify Landlord in writing at least thirty (30) days prior to the effectiveness of such Transfer to Tenant’s Affiliate (an “Exempt Transfer”) and otherwise comply with the requirements of this Lease regarding such Transfer.  For purposes of Exempt Transfers, “control” requires both (a) owning (directly or indirectly) more than fifty percent (50%) of the stock or other equity interests of another person and (b) possessing,  directly or indirectly, the power to direct or cause the direction of the management and policies of such person.  Sections 25.2 and 25.8 of the Lease shall not be applicable to any Exempt Transfer

25.2.       In the event Tenant desires to effect a Transfer, then, at least thirty (30) but not more than ninety (90) days prior to the date when Tenant desires the assignment or sublease to be effective (the “Transfer Date”), Tenant shall provide written notice to Landlord (the “Transfer Notice”) containing information (including references) concerning the character of the proposed transferee, assignee or sublessee; the Transfer Date; any ownership or commercial relationship between Tenant and the proposed transferee, assignee or sublessee; and the consideration and all other material terms and conditions of the proposed Transfer, all in such detail as Landlord shall reasonably require.  Tenant shall also tender to Landlord reasonable attorneys’ fees and other costs or overhead expenses incurred by Landlord in reviewing Tenant’s request for such Transfer.

25.3.       Landlord, in determining whether consent should be given to a proposed Transfer, may give consideration to (a) the financial strength of such transferee, assignee or sublessee (notwithstanding Tenant remaining liable for Tenant’s performance), (b) any change in use that such transferee, assignee or sublessee proposes to make in the use of the Premises and (c) Landlord’s desire to exercise its rights under Section 25.8 to cancel this Lease.  In no event shall Landlord be deemed to be unreasonable for declining to consent to a Transfer to a transferee, assignee or sublessee of poor reputation, lacking financial qualifications or seeking a change in the Permitted Use, or jeopardizing directly or indirectly the status of Landlord or any of Landlord’s affiliates as a Real Estate Investment Trust under the Internal Revenue Code of 1986.  Notwithstanding anything contained in this Lease to the contrary, (w) no Transfer shall be consummated on any basis such that the rental or other amounts to be paid by the occupant, assignee, manager or other transferee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of such occupant, assignee, manager or other transferee; (x) Tenant shall not furnish or render any services to an occupant, assignee, manager or other transferee with respect to whom transfer consideration is required to be paid, or manage or operate the Premises or any capital additions so transferred, with respect to which transfer consideration is being paid; (y) Tenant shall not consummate a Transfer with any person in which Landlord owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Internal Revenue Code (“Revenue Code”); and (z) Tenant shall not consummate a Transfer with any person or in any manner that could cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease, license or other arrangement for the right to use, occupy or possess any portion of the Premises to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Revenue Code, or any similar or successor provision thereto or which could cause any other income of Landlord to fail to qualify as income described in Section 856(c)(2) of the Revenue Code.

25.4.       As conditions precedent to Tenant subleasing the Premises or to Landlord considering a request by Tenant to Tenant’s transfer of rights or sharing of the Premises, Landlord may require any or all of the following:

(a)           Tenant shall remain fully liable under this Lease during the unexpired Term;

(b)           Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord that the value of Landlord’s interest under this Lease shall not be diminished or reduced by the proposed Transfer.  Such evidence shall include, without limitation, evidence respecting the relevant business experience and financial responsibility and status of the proposed transferee, assignee or sublessee;

(c)           Tenant shall reimburse Landlord for Landlord’s actual costs and expenses, including, without limitation, reasonable attorneys’ fees, charges and disbursements incurred in connection with the review, processing and documentation of such request;

(d)           If Tenant’s transfer of rights or sharing of the Premises is not an Exempt Transfer and provides for the receipt by, on behalf of or on account of Tenant of any consideration of any kind whatsoever (including, without limitation, a premium rental for a sublease or lump sum payment for an assignment, but excluding Tenant’s reasonable costs in marketing and subleasing the Premises) in excess of the rental and other charges due to Landlord under this Lease, Tenant shall pay fifty percent (50%) of all of such excess to Landlord, prior to deductions for any transaction costs incurred by Tenant, including marketing expenses, tenant improvement allowances actually provided by Tenant, alterations, cash concessions, brokerage commissions, attorneys’ fees and free rent.  If said consideration consists of cash paid to Tenant, payment to Landlord shall be made upon receipt by Tenant of such cash payment;

(e)           The proposed transferee, assignee or sublessee shall agree that, in the event Landlord gives such proposed transferee, assignee or sublessee notice that Tenant is in default under this Lease, such proposed transferee, assignee or sublessee shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments shall be received by Landlord without any liability being incurred by Landlord, except to credit such payment against those due by Tenant under this Lease, and any such proposed transferee, assignee or sublessee shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, that in no event shall Landlord or its Lenders, successors or assigns be obligated to accept such attornment;

(f)            Landlord’s consent to any such Transfer shall be effected on Landlord’s forms;

(g)           Tenant shall not then be in default hereunder in any respect;

(h)           Such proposed transferee, assignee or sublessee’s use of the Premises shall be the same as the Permitted Use;

(i)            Landlord shall not be bound by any provision of any agreement pertaining to the Transfer, except for Landlord’s written consent to the same;

(j)            Tenant shall pay all transfer and other taxes (including interest and penalties) assessed or payable for any Transfer;

(k)           Landlord’s consent (or waiver of its rights) for any Transfer shall not waive Landlord’s right to consent to any later Transfer;

(l)            Tenant shall deliver to Landlord one executed copy of any and all written instruments evidencing or relating to the Transfer; and

(m)          A list of Hazardous Materials (as defined in Section 39.7 below), certified by the proposed transferee, assignee or sublessee to be true and correct, that the proposed transferee, assignee or sublessee intends to use or store in the Premises.  Additionally, Tenant shall deliver to Landlord, on or before the date any proposed transferee, assignee or sublessee takes occupancy of the Premises, all of the items relating to Hazardous Materials of such proposed transferee, assignee or sublessee as described in Section 39.2.

25.5.       Any Transfer that is not in compliance with the provisions of this Article 25 shall be void and shall, at the option of Landlord, terminate this Lease.

25.6.       The consent by Landlord to a Transfer shall not relieve Tenant or proposed transferee, assignee or sublessee from obtaining Landlord’s consent to any further Transfer, nor shall it release Tenant or any proposed transferee, assignee or sublessee of Tenant from full and primary liability under this Lease.

25.7.       Notwithstanding any Transfer, Tenant shall remain fully and primarily liable for the payment of all Rent and other sums due or to become due hereunder, and for the full performance of all other terms, conditions and covenants to be kept and performed by Tenant.  The acceptance of Rent or any other sum due hereunder, or the acceptance of performance of any other term, covenant or condition thereof, from any person or entity other than Tenant shall not be deemed a waiver of any of the provisions of this Lease or a consent to any Transfer.

25.8.       If Tenant delivers to Landlord a Transfer Notice indicating a desire to Transfer this Lease to a proposed transferee, assignee or sublessee other than an Exempt Transfer, then Landlord shall have the option, exercisable by giving notice to Tenant at any time within ten (10) days after Landlord’s receipt of such Transfer Notice, to terminate this Lease as of the date specified in the Transfer Notice as the Transfer Date, except for those provisions that, by their express terms, survive the expiration or earlier termination hereof.  If Landlord exercises such option, then Tenant shall have the right to withdraw such Transfer Notice by delivering to Landlord written notice of such election within five (5) days after Landlord’s delivery of notice electing to exercise Landlord’s option to terminate this Lease.  In the event Tenant withdraws the Transfer Notice as provided in this Section 25.8, this Lease shall continue in full force and effect.  No failure of Landlord to exercise its option to terminate this Lease shall be deemed to be Landlord’s consent to a proposed Transfer.

25.9.       If Tenant sublets the Premises or any portion thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and appoints Landlord as assignee and attorney-in-fact for Tenant, and Landlord (or a receiver for Tenant appointed on Landlord’s application) may collect such rent and apply it toward Tenant’s obligations under this Lease; provided that, until the occurrence of a Default by Tenant, Tenant shall have the right to collect such rent.

26.          Attorneys’ Fees.  If either party commences an action against the other party arising out of or in connection with this Lease, then the substantially prevailing party shall be entitled to have and recover from the other party reasonable attorneys’ fees, charges and disbursements and costs of suit.

27.          Bankruptcy.  In the event a debtor, trustee or debtor in possession under the Bankruptcy Code, or another person with similar rights, duties and powers under any other Applicable Laws, proposes to cure any default under this Lease or to assume or assign this Lease and is obliged to provide adequate assurance to Landlord that (a) a default shall be cured, (b) Landlord shall be compensated for its damages arising from any breach of this Lease and (c) future performance of Tenant’s obligations under this Lease shall occur, then such adequate assurances shall include any or all of the following, as designated by Landlord in its sole and absolute discretion:

27.1.       Those acts specified in the Bankruptcy Code or other Applicable Laws as included within the meaning of “adequate assurance,” even if this Lease does not concern a shopping center or other facility described in such Applicable Laws;

27.2.       A prompt cash payment to compensate Landlord for any monetary defaults or actual damages arising directly from a breach of this Lease;

27.3.       A cash deposit in an amount at least equal to the then-current amount of the Security Deposit; or

27.4.       The assumption or assignment of all of Tenant’s interest and obligations under this Lease.

28.          Definition of Landlord.  With regard to obligations imposed upon Landlord pursuant to this Lease, the term “Landlord,” as used in this Lease, shall refer only to Landlord or Landlord’s then-current successor-in-interest.  In the event of any transfer, assignment or conveyance of Landlord’s interest in this Lease or in Landlord’s fee title to or leasehold interest in the Property, as applicable, Landlord herein named (and in case of any subsequent transfers or conveyances, the subsequent Landlord) shall be automatically freed and relieved, from and after the date of such transfer, assignment or conveyance, from all liability for the performance of any covenants or obligations contained in this Lease thereafter to be performed by Landlord and, without further agreement, the transferee, assignee or conveyee of Landlord’s in this Lease or in Landlord’s fee title to or leasehold interest in the Property, as applicable, shall be deemed to have assumed and agreed to observe and perform any and all covenants and obligations of Landlord hereunder during the tenure of its interest in the Lease or the Property.  Landlord or any subsequent Landlord may transfer its interest in the Premises or this Lease without Tenant’s consent.

29.          Estoppel Certificate.  Tenant shall, within ten (10) days of receipt of written notice from Landlord, execute, acknowledge and deliver a statement in writing substantially in the form attached to this Lease as Exhibit E, or on any other form reasonably requested by a proposed Lender or purchaser, (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which rental and other charges are paid in advance, if any, (b) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (c) setting forth such further information with respect to this Lease or the Premises as may be requested thereon.  Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part.  Tenant’s failure to deliver such statement within such the prescribed time shall, at Landlord’s option, constitute a Default under this Lease, and, in any event, shall be binding upon Tenant that the Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution.

30.          Joint and Several Obligations.  If more than one person or entity executes this Lease as Tenant, then:

30.1.       Each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed or performed by Tenant; and

30.2.       The term “Tenant” as used in this Lease shall mean and include each of them, jointly and severally.  The act of, notice from, notice to, refund to, or signature of any one or more of them with respect to the tenancy under this Lease, including, without limitation, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted, so given or received such notice or refund, or so signed.

31.          Limitation of Landlord’s Liability.

31.1.       If Landlord is in default under this Lease and, as a consequence, Tenant recovers a monetary judgment against Landlord, the judgment shall be satisfied only out of (a) the proceeds of sale received on execution of the judgment and levy against the right, title and interest of Landlord in the Building and the Project of which the Premises are a part, (b) rent or other income from such real property receivable by Landlord or property insurance proceeds received by Landlord or (c) the consideration received by Landlord from the sale, financing, refinancing or other disposition of all or any part of Landlord’s right, title or interest in the Building or the Project of which the Premises are a part.

31.2.       Landlord shall not be personally liable for any deficiency under this Lease.  If Landlord is a partnership or joint venture, then the partners of such partnership shall not be personally liable for Landlord’s obligations under this Lease, and no partner of Landlord shall be sued or named as a party in any suit or action, and service of process shall not be made against any partner of Landlord except as may be necessary to secure jurisdiction of the partnership or joint venture.  If Landlord is a corporation, then the shareholders, directors, officers, employees and agents of such corporation shall not be personally liable for Landlord’s obligations under this Lease, and no shareholder, director, officer, employee or agent of Landlord shall be sued or named as a party in any suit or action, and service of process shall not be made against any shareholder, director, officer, employee or agent of Landlord.  If Landlord is a limited liability company, then the members of such limited liability company shall not be personally liable for Landlord’s obligations under this Lease, and no member of Landlord shall be sued or named as a party in any suit or action, and service of process shall not be made against any member of Landlord except as may be necessary to secure jurisdiction of the limited liability company.  No partner, shareholder, director, employee, member or agent of Landlord shall be required to answer or otherwise plead to any service of process, and no judgment shall be taken or writ of execution levied against any partner, shareholder, director, employee or agent of Landlord.

31.3.       Each of the covenants and agreements of this Article 31 shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by Applicable Laws and shall survive the expiration or earlier termination of this Lease.

32.          Project Control by Landlord.

32.1.       Landlord reserves full control over the Building and the Project to the extent not inconsistent with Tenant’s enjoyment of the Premises as provided by this Lease.  This reservation includes, without limitation, Landlord’s right to subdivide the Project, convert the Building to condominium units, grant easements and licenses to third parties, and maintain or establish ownership of the Building separate from fee title to the Property.

32.2.       Tenant shall, at Landlord’s request, promptly execute such further documents as may be reasonably appropriate to assist Landlord in the performance of its obligations hereunder; provided that Tenant need not execute any document that creates additional liability for Tenant, reduces Tenant’s rights (other than to a de minimis extent), adversely affects Tenant (other than to a de minimis extent) or deprives Tenant of the quiet enjoyment and use of the Premises as provided by this Lease.

32.3.       Landlord may, at any and all reasonable times during non-business hours (or during business hours if Tenant so requests), and upon twenty-four (24) hours’ prior notice (provided that no time restrictions shall apply or advance notice be required if an emergency necessitates immediate entry), enter the Premises to (a) inspect the same and to determine whether Tenant is in compliance with its obligations hereunder, (b) supply any service Landlord is required to provide hereunder, (c) show the Premises to prospective purchasers or tenants during the final year of the Term, (d) post notices of nonresponsibility, (e) access the telephone equipment, electrical substation and fire risers and (f) alter, improve or repair any portion of the Building other than the Premises for which access to the Premises is reasonably necessary.  In connection with any such alteration, improvement or repair as described in Subsection 32.3(f) above, Landlord may erect in the Premises or elsewhere in the Project scaffolding and other structures reasonably required for the alteration, improvement or repair work to be performed.  In no event shall Tenant’s Rent abate as a result of Landlord’s activities pursuant to this Section 32.3; provided, however, that all such activities shall be conducted in such a manner so as to cause as little interference to Tenant as is reasonably possible.  Landlord shall at all times retain a key with which to unlock all of the doors in the Premises.  If an emergency necessitates immediate access to the Premises, Landlord may use whatever force is necessary to enter the Premises, and any such entry to the Premises shall not constitute a forcible or unlawful entry to the Premises, a detainer of the Premises, or an eviction of Tenant from the Premises or any portion thereof.

33.          Quiet Enjoyment.  So long as Tenant is not in default under this Lease beyond applicable notice and cure periods, Landlord or anyone acting through or under Landlord shall not disturb Tenant’s occupancy of the Premises, except as permitted by this Lease.

34.          Subordination and Attornment.

34.1.       This Lease shall be subject and subordinate to the lien of any mortgage, deed of trust or lease (the “Underlying Mortgages”) in which Landlord is tenant now or hereafter in force against the Building or the Project and to all advances made or hereafter to be made upon the security thereof.  Notwithstanding anything to the contrary in this Section 34.1, with respect to any Underlying Mortgage hereafter executed affecting the Project and/or the Premises, this Lease shall be subordinated thereto only if the holder of the Underlying Mortgage enters into a subordination, non-disturbance and attornment agreement in such holder’s standard form or in another commercially reasonable form which subordinates this Lease and provides for such holder’s recognition of the Lease and for the agreement by Tenant and such holder to attorn one to the other upon the terms hereof.

34.2.       Notwithstanding the foregoing, Tenant shall execute and deliver upon demand such further instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage or mortgages or deeds of trust or lease in which Landlord is tenant as may be required by Landlord.  However, if any such mortgagee, beneficiary or Landlord under lease wherein Landlord is tenant so elects, this Lease shall be deemed prior in lien to any such lease, mortgage, or deed of trust upon or including the Premises regardless of date and Tenant shall execute a statement in writing to such effect at Landlord’s request.  If Tenant fails to execute any document required from Tenant under this Section within ten (10) days after written request therefor, Tenant hereby constitutes and appoints Landlord or its special attorney-in-fact to execute and deliver any such document or documents in the name of Tenant.  Such power is coupled with an interest and is irrevocable.

34.3.       Upon written request of Landlord and opportunity for Tenant to review, Tenant agrees to execute any Lease amendments not materially altering the terms of this Lease, if required by a mortgagee or beneficiary of a deed of trust encumbering real property of which the Premises constitute a part incident to the financing of the real property of which the Premises constitute a part.  Any change affecting the amount or timing of the consideration to be paid by Tenant or modifying the Term of this Lease shall be deemed as materially altering the terms hereof.

34.4.       In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, Tenant shall at the election of the purchaser at such foreclosure or sale attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Landlord under this Lease.

35.          Surrender.

35.1.       At lease ten (10) days prior to Tenant’s surrender of possession of any part of the Premises, Tenant shall provide Landlord with (a) a facility decommissioning and Hazardous Materials closure plan for the Premises (“Exit Survey”), and (b) written evidence of all appropriate governmental releases obtained by Tenant in accordance with Applicable Laws, including, without limitation, laws pertaining to the surrender of the Premises.  In addition, Tenant agrees to remain responsible after the surrender of the Premises for the remediation of any recognized environmental conditions set forth in the Exit Survey and compliance with any recommendations set forth in the Exit Survey.  Tenant’s obligations under this Section 35.1 shall survive the expiration or earlier termination of the Lease.

35.2.       No surrender of possession of any part of the Premises shall release Tenant from any of its obligations hereunder, unless such surrender is accepted in writing by Landlord.

35.3.       The voluntary or other surrender of this Lease by Tenant shall not effect a merger with Landlord’s fee title or leasehold interest in the Premises, the Building or the Property, unless Landlord consents in writing, and shall, at Landlord’s option, operate as an assignment to Landlord of any or all subleases.

35.4.       The voluntary or other surrender of any ground or other underlying lease that now exists or may hereafter be executed affecting the Building or the Project, or a mutual cancellation thereof or of Landlord’s interest therein by Landlord and its lessor shall not effect a merger with Landlord’s fee title or leasehold interest in the Premises, the Building or the Property and shall, at the option of the successor to Landlord’s interest in the Building or the Project, as applicable, operate as an assignment of this Lease.

36.          Waiver and Modification.  No provision of this Lease may be modified, amended or supplemented except by an agreement in writing signed by Landlord and Tenant.  The waiver by Landlord of any breach by Tenant of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained.

37.          Waiver of Jury Trial and Counterclaims.  The parties waive trial by jury in any action, proceeding or counterclaim brought by the other party hereto related to matters arising out of or in any way connected with this Lease; the relationship between Landlord and Tenant; Tenant’s use or occupancy of the Premises, the Building or the Project; or any claim of injury or damage related to this Lease or the Premises, the Building or the Project.

38.          [Intentionally omitted]

39.          Hazardous Materials.

39.1.       Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, kept or used in or about the Premises, the Building or the Project in violation of Applicable Laws by Tenant, its agents, employees, contractors or invitees.  If Tenant breaches such obligation, or if the presence of Hazardous Materials as a result of such a breach results in contamination of the Premises, the Building, the Project or any adjacent property, or if contamination of the Premises, the Building, the Project or any adjacent property by Hazardous Materials otherwise occurs during the Term of this Lease or any extension or renewal hereof or holding over hereunder, then Tenant shall indemnify, save, defend and hold Landlord, its agents and contractors harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities and losses (including, without limitation, diminution in value of the Premises, the Building, the Project or any portion thereof; damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises or Project; damages arising from any adverse impact on marketing of space in the Premises, the Building or the Project; and sums paid in settlement of claims, attorneys’ fees, consultants’ fees and experts’ fees) that arise during or after the Term as a result of such breach or contamination.  This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any Governmental Authority because of Hazardous Materials present in the air, soil or groundwater above, on or under the Premises.  Without limiting the foregoing, if the presence of any Hazardous Materials in, on, under or about the Premises, the Building, the Project or any adjacent property caused or permitted by Tenant results in any contamination of the Premises, the Building, the Project or any adjacent property, then Tenant shall promptly take all actions at its sole cost and expense as are necessary to return the Premises, the Building, the Project and any adjacent property to their respective condition existing prior to the time of such contamination; provided that Landlord’s written approval of such action shall first be obtained, which approval Landlord shall not unreasonably withhold; and provided, further, that it shall be reasonable for Landlord to withhold its consent if such actions could have a material adverse long-term or short-term effect on the Premises, the Building or the Project.

39.2.       Landlord acknowledges that it is not the intent of this Article 39 to prohibit Tenant from operating its business as described in Section 2.7 above.  Tenant may operate its business according to the custom of Tenant’s industry so long as the use or presence of Hazardous Materials is strictly and properly monitored according to Applicable Laws.  As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Term Commencement Date a list identifying each type of Hazardous Material to be present on the Premises and setting forth any and all governmental approvals or permits required in connection with the presence of such Hazardous Material on the Premises (the “Hazardous Materials List”).  Tenant shall deliver to Landlord an updated Hazardous Materials List on or prior to each annual anniversary of the Term Commencement Date and shall also deliver an updated Hazardous Materials List before any new Hazardous Materials are brought onto the Premises.  Tenant shall deliver to Landlord true and correct copies of the following documents (hereinafter referred to as the “Documents”) relating to the handling, storage, disposal and emission of Hazardous Materials prior to the Term Commencement Date or, if unavailable at that time, concurrent with the receipt from or submission to any Governmental Authority:  permits; approvals; reports and correspondence; storage and management plans; notices of violations of Applicable Laws; plans relating to the installation of any storage tanks to be installed in or under the Premises, the Building or the Project (provided that installation of storage tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent Landlord may withhold in its sole and absolute discretion); and all closure plans or any other documents required by any and all Governmental Authorities for any storage tanks installed in, on or under the Premises, the Building or the Project for the closure of any such storage tanks.  Tenant shall not be required, however, to provide Landlord with any portion of the Documents containing information of a proprietary nature that, in and of themselves, do not contain a reference to any Hazardous Materials or activities related to Hazardous Materials.  Upon Landlord’s written request, Tenant agrees that it shall enter into a written agreement with other tenants of the Building and the Project concerning the equitable allocation of fire control areas (as defined in the Uniform Building Code as adopted by the city or municipality(ies) in which the Project is located (the “UBC”)) within the Building and the Project for the storage of Hazardous Materials.  In the event that Tenant’s use of Hazardous Materials is such that it utilizes fire control areas in the Building or the Project in excess of Tenant’s Pro Rata Share of the Building or the Project, as applicable, as set forth in Section 2.2, Tenant agrees that it shall, at its sole cost and expense and upon Landlord’s written request, establish and maintain a separate area of the Premises classified by the UBC as an “H” occupancy area for the use and storage of Hazardous Materials or take such other action as is necessary to ensure that its share of the fire control areas of the Building and the Project is not greater than Tenant’s Pro Rata Share of the Building or the Project, as applicable.

39.3.       Notwithstanding the provisions of Section 39.1 above, if (a) Tenant or any proposed transferee, assignee or sublessee of Tenant has been required by any prior landlord, Lender or Governmental Authority to take remedial action in connection with Hazardous Materials contaminating a property if the contamination resulted from such party’s action or omission or use of the property in question or (ii) Tenant or any proposed transferee, assignee or sublessee is subject to an enforcement order issued by any Governmental Authority in connection with the use, disposal or storage of Hazardous Materials, then Landlord shall have the right to terminate this Lease in Landlord’s sole and absolute discretion (with respect to any such matter involving Tenant), and it shall not be unreasonable for Landlord to withhold its consent to any proposed transfer, assignment or subletting (with respect to any such matter involving a proposed transferee, assignee or sublessee).

39.4.       At any time, and from time to time,  prior to the expiration of the Term, Landlord shall have the right to conduct appropriate tests of the Premises, the Building and the Project to demonstrate that Hazardous Materials are present or that contamination has occurred due to Tenant or Tenant’s agents, employees or invitees.  Tenant shall pay all reasonable costs of such tests of the Premises.

39.5.       If underground or other storage tanks storing Hazardous Materials are located on the Premises or are hereafter placed on the Premises by any party, Tenant shall monitor the storage tanks, maintain appropriate records, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other steps necessary or required under the Applicable Laws.

39.6.       Tenant’s obligations under this Article 39 shall survive the expiration or earlier termination of the Lease.  During any period of time needed by Tenant or Landlord after the termination of this Lease to complete the removal from the Premises of any such Hazardous Materials, Tenant shall continue to pay Rent in accordance with this Lease, which Rent shall be prorated daily.

39.7.       As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material or waste that is or becomes regulated by any Governmental Authority.

40.          [Intentionally omitted]

41.          Miscellaneous.

41.1.       Where applicable in this Lease, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter.  The section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

41.2.       Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

41.3.       Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

41.4.       Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

41.5.       Whenever consent or approval of either party is required, that party shall not unreasonably withhold such consent or approval, except as may be expressly set forth to the contrary.

41.6.       The terms of this Lease are intended by the parties as a final expression of their agreement with respect to the terms as are included herein, and may not be contradicted by evidence of any prior or contemporaneous agreement.

41.7.       Any provision of this Lease that shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and all other provisions of this Lease shall remain in full force and effect and shall be interpreted as if the invalid, void or illegal provision did not exist.

41.8.       Landlord may, but shall not be obligated to, record this Lease or a short form memorandum hereof without Tenant’s consent.  Neither party shall record this Lease.  Tenant shall be responsible for the cost of recording any memorandum of this Lease, including any transfer or other taxes incurred in connection with said recordation.

41.9.       The language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

41.10.     Each of the covenants, conditions and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs; legatees; devisees; executors; administrators; and permitted successors, assigns, sublessees.  Nothing in this Section 41.10 shall in any way alter the provisions of this Lease restricting assignment or subletting.

41.11.     Any notice, consent, demand, bill, statement or other communication required or permitted to be given hereunder shall be in writing and shall be given by personal delivery, overnight delivery with a reputable nationwide overnight delivery service, or certified mail (return receipt requested), and if given by personal delivery, shall be deemed delivered upon receipt; if given by overnight delivery, shall be deemed delivered one (1) day after deposit with a reputable nationwide overnight delivery service; and, if given by certified mail (return receipt requested), shall be deemed delivered three (3) business days after the time the notifying party deposits the notice with the United States Postal Service.  Any notices given pursuant to this Lease shall be addressed to Tenant at the Premises, or to Landlord or Tenant at the addresses shown in Sections 2.9 and 2.10, respectively.  Either party may, by notice to the other given pursuant to this Section, specify additional or different addresses for notice purposes.

41.12.     This Lease shall be governed by, construed and enforced in accordance with the laws of the State in which the Premises are located, without regard to such State’s conflict of law principles.

41.13.     That individual or those individuals signing this Lease guarantee, warrant and represent that said individual or individuals have the power, authority and legal capacity to sign this Lease on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf said individual or individuals have signed.

41.14.     To induce Landlord to enter into this Lease, Tenant agrees that it shall promptly furnish to Landlord, from time to time, upon Landlord’s written request, the most recent audited year-end financial statements reflecting Tenant’s current financial condition.  Tenant shall, within one hundred twenty (120) days after the end of Tenant’s financial year, furnish Landlord with a certified copy of Tenant’s audited year-end financial statements for the previous year.  Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all respects.

41.15.     This Lease may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.

41.16.     This Lease is subordinate to the lien of the Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing by DM Spectrum, LLC, dated as of December 16, 2003, as amended by the First Amendment to Deed of Trust by and among BMR-10835 Road to the Cure LLC, The Bank of New York Trust Company (successor in interest to BNY Western Trust Company), as Corporate Co-Trustee for the Sheet Metal Workers’ Pension Plan of Southern California, Arizona and Nevada, San Diego Electrical Pension Trust, and The Bank of New York Trust Company, N.A. (successor in interest to BNY Western Trust Company), as Trustee for Washington Capital Joint Master Trust Mortgage Income Fund (collectively, “Deed of Trust Lender”) dated as of May 26, 2006 (as amended, the “Deed of Trust”) (unless waived in writing by Deed of Trust Lender).  If, under any encumbrance now or hereafter encumbering the land on which the Building is located, any foreclosure or power of sale proceedings are brought or a conveyance by deed in lieu of foreclosure occurs, or if Landlord sells, conveys or otherwise transfers its interest in the Property or any portion thereof containing the Building, or if any underlying lease is terminated, this Lease shall remain in full force and effect, subject to the provisions of any underlying lease, and Tenant shall attorn to and recognize such successor in interest as the landlord under this Lease, with such attornment to be self-executing and effective upon acquisition of title of the collateral by any purchaser at a foreclosure sale or by Deed of Trust Lender in any manner, provided such lender or successor in interest agrees to assume the obligations of under this Lease accruing from and after the date such lender or successor in interest acquires title to the Property.  Tenant covenants to execute an instrument in writing reasonably satisfactory to the new landlord evidencing such attornment; provided, however, that said successor-in-interest shall not be (i) bound by any payment of rent for more than thirty (30) days in advance, except prepayment in the nature of security for the performance by Tenant of its obligations under this Lease, (ii) liable for any act or omission of any previous landlord (including Landlord), (iii) subject to any offset, defense, recoupment or counterclaim that Tenant may have given to any previous landlord (including Landlord), or (iv) liable for any deposit that Tenant may have given to any previous landlord (including Landlord) that has not, as such, been transferred to said successor-in-interest.  Upon receipt of a written request from Deed of Trust Lender after an event of default, Tenant shall pay all rent and/or other consideration payable under this Lease to Deed of Trust Lender.  This Lease, and all of Landlord’s obligations hereunder are expressly conditioned on Landlord’s receipt of Deed of Trust Lender’s written or deemed consent to enter into this Lease on or before the Term Commencement Date, and notwithstanding any other provision of this Lease, this Lease shall not be effective unless and until Landlord obtains such consent.  If Landlord does not obtain such consent by September 7, 2007, then this Lease shall terminate on such date and be of no further force or effect.

41.17.     This Lease is subject to any recorded covenants, conditions or restrictions on the Project or Property (the “CC&Rs”).  Tenant shall comply with the CC&Rs.

41.18      Landlord agrees to administer its contracts and warranties relating to the Tenant Improvements in good faith.

42.          Option to Extend Term.  Tenant shall have the option (“Option”) to extend the Term of this Lease by five (5) years as to the entire Premises (and no less than the entire Premises) upon the following terms and conditions.  Any extension of the Term pursuant to the Option shall be on all the same terms and conditions as this Lease, except as follows:

42.1.       Basic Annual Rent as of the commencement of the extension term shall equal the fair market rate for comparable research facilities in the Torrey Pines mesa area of San Diego; provided that (a) such initial rate shall not be less than Three and 36/100 Dollars ($3.36) per rentable square foot per month and (b) such Basic Annual Rent shall increase by three percent (3%) on each annual anniversary of the Term Commencement Date during the extension term.

42.2.       The Option is not assignable separate and apart from this Lease.

42.3.       The Option is conditional upon Tenant giving Landlord written notice of its election to exercise the Option at least nine (9) months prior to the end of the expiration of the initial Term of this Lease.  Time shall be of the essence as to Tenant’s exercise of the Option.  Tenant assumes full responsibility for maintaining a record of the deadlines to exercise the Option.  Tenant acknowledges that it would be inequitable to require Landlord to accept any exercise of the Option after the date provided for in this paragraph.

42.4.       Notwithstanding anything contained in this Article 42, Tenant shall not have the right to exercise the Option:

(a)           During the time commencing from the date Landlord delivers to Tenant a written notice that Tenant is in default under any provisions of this Lease and continuing until Tenant has cured the specified default to Landlord’s reasonable satisfaction; or

(b)           At any time after any Default as described in Article 24 of the Lease (provided, however, that, for purposes of this Subsection 42.4(b), Landlord shall not be required to provide Tenant with notice of such Default) and continuing until Tenant cures any such Default, if such Default is susceptible to being cured; or

(c)           In the event that Tenant has defaulted in the performance of its obligations under this Lease two (2) or more times and a service or late charge has become payable under Section 24.1 for each of such defaults during the twelve (12)-month period immediately prior to the date that Tenant intends to exercise the Option, whether or not Tenant has cured such defaults.

42.5.       The period of time within which Tenant may exercise the Option shall not be extended or enlarged by reason of Tenant’s inability to exercise such Option because of the provisions of Section 42.4.

42.6.       All of Tenant’s rights under the provisions of the Option shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of the Option if, after such exercise, but prior to the commencement date of the new term, (a) Tenant fails to pay to Landlord a monetary obligation of Tenant for a period of twenty (20) days after written notice from Landlord to Tenant, (b) Tenant fails to commence to cure a default (other than a monetary default) within thirty (30) days after the date Landlord gives notice to Tenant of such default or (c) Tenant has defaulted under this Lease three (3) or more times and a service or late charge under Section 24.1 has become payable for any such default, whether or not Tenant has cured such defaults.

43.          [Intentionally omitted]

44.          Authority.  Tenant and each person executing this Lease on behalf of Tenant hereby covenants and warrants that (a) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Tenant has and is duly qualified to do business in the state in which the Property is located, (c) Tenant has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all Tenant’s obligations hereunder and (d) each person (and all of the persons if more than one signs) signing this Lease on behalf of Tenant is duly and validly authorized to do so.

45.          Confidentiality.  Tenant shall not disclose any terms or conditions of this Lease (including Rent) or give a copy of this Lease to any third party, and Landlord shall not release to any third party any nonpublic financial information or nonpublic information about Tenant’s ownership structure that Tenant gives Landlord, except (a) if required by Applicable Laws or in any judicial proceeding, provided that the releasing party has given the other party reasonable notice of such requirement, if feasible, (b) to a party’s attorneys, accountants, brokers and other bona fide consultants or advisers, provided such third parties agree to be bound by this paragraph or (c) to bona fide prospective assignees or subtenants of this Lease, provided they agree in writing to be bound by this paragraph.

46.          Odors and Exhaust.  Tenant acknowledges that Landlord would not enter into this Lease with Tenant unless Tenant assured Landlord that under no circumstances will any other occupants of the Building or Project (including persons legally present in any outdoor areas of the Project) be subjected to odors or fumes (whether or not noxious), and that the Building and Project will not be damaged by any exhaust, in each case from Tenant’s operations.  Landlord and Tenant therefore agree as follows:

46.1.       Tenant shall not cause or permit (or conduct any activities that would cause) any release of any odors or fumes of any kind from the Premises.

46.2.       If the Building has a ventilation system that in Landlord’s judgment is adequate, suitable, and appropriate to vent the Premises in a manner that does not release odors affecting any indoor or outdoor part of the Project, Tenant shall vent the Premises through such system.  If Landlord at any time determines that any existing ventilation system is inadequate, or if no ventilation system exists, Tenant shall in compliance with Applicable Laws vent all fumes and odors from the Premises (and remove odors from Tenant’s exhaust stream) as Landlord requires.  The placement and configuration of all ventilation exhaust pipes, louvers and other equipment shall be subject to Landlord’s approval.  Tenant acknowledges Landlord’s legitimate desire to maintain the Project (indoor and outdoor areas) in an odor-free manner, and Landlord may reasonably require Tenant to abate and remove all odors in a manner that goes beyond the requirements of Applicable Laws.

46.3.       Tenant shall, at Tenant’s sole cost and expense, provide odor eliminators and other devices (such as filters, air cleaners, scrubbers and whatever other equipment may in Landlord’s reasonable judgment be necessary or appropriate from time to time) to completely remove, eliminate and abate any odors, fumes or other substances in Tenant’s exhaust stream that, in Landlord’s judgment, emanate from Tenant’s Premises.  Any work Tenant performs under this paragraph shall constitute Alterations.

46.4.       Tenant’s responsibility to remove, eliminate and abate odors, fumes and exhaust shall continue throughout the Term.  Landlord’s approval of the Tenant Improvements shall not preclude Landlord from requiring additional measures to eliminate odors, fumes and other adverse impacts of Tenant’s exhaust stream (as Landlord may designate in Landlord’s discretion).  Tenant shall install additional equipment as Landlord requires from time to time under the preceding sentence.  Such installations shall constitute Alterations.

46.5.       If Tenant fails to install satisfactory odor control equipment within ten (10) business days after Landlord’s demand made at any time, then Landlord may, without limiting Landlord’s other rights and remedies, require Tenant to cease and suspend any operations in the Premises that, in Landlord’s determination, cause odors, fumes or exhaust.  For example, if Landlord determines that Tenant’s production of a certain type of product causes odors, fumes or exhaust, and Tenant does not install satisfactory odor control equipment within ten (10) business days after Landlord’s request, then Landlord may require Tenant to stop producing such type of product in the Premises unless and until Tenant has installed odor control equipment satisfactory to Landlord.

47.          HVAC.  For the Premises, Landlord shall (a) maintain and operate the heating, ventilating and air conditioning systems used for typical office use only (“HVAC”) (and not for uses other than office use, including, by way of example and not of limitation, HVAC related to laboratory fixtures and equipment) and (b) subject to clause (a) above, furnish HVAC as reasonably required (except as this Lease otherwise provides or as to any special requirements that arise from Tenant’s particular use of the Premises) for reasonably comfortable occupancy of the Premises twenty-four (24) hours a day, 365 or 366 days a year, provided Tenant complies with the next sentence.  If Tenant will require HVAC outside normal business hours of business days (as reasonably designated by Landlord) in the Premises (“Overtime HVAC”), then Landlord shall be obligated to provide Overtime HVAC only if Tenant requests it by 4 p.m. on the immediately preceding business day.  Notwithstanding anything to the contrary in this paragraph, except for the rent abatement as provided in Section 16.2 above, Landlord shall have no liability, and Tenant shall have no right or remedy, on account of any interruption or impairment in HVAC services, provided that Landlord diligently proceeds to cure any such interruption or impairment.

48.          Excavation.  If any excavation shall be made upon land adjacent to or under the Building, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter the Premises for the purpose of performing such work as said person shall deem necessary or desirable to preserve and protect the Building from injury or damage and to support the same by proper foundations, without any claim for damages or liability against Landlord and without reducing or otherwise affecting Tenant’s obligations under this Lease.

49.          Names.  Landlord reserves the right to change the name of the Project or the Building in its sole discretion.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

LANDLORD:

BMR-10835 ROAD TO THE CURE LLC,
a Delaware limited liability company

By:	/s/ Gary A. Kreitzer
Name:	Gary A. Kreitzer
Title:	Executive V.P.

TENANT:

APOPTOS, INC.,
a Delaware corporation

By:	/s/ WH Rastetter
Name:	WH Rastetter
Title:	CEO

EXHIBIT A

PREMISES

[Please note that Apoptos, Inc. will be Tenant 5 in diagram below]

DATE: 07-16-2007

PROJECT: 06078

Q
P
N
M
L
K
J
H
G
F
E
H/C
OFFICE

AREA LEGEND

- TENANT 1 7,608 S.F.
- TENANT 2 4,665 S.F.
- TENANT 3 8,374 S.F.
- TENANT 4 2,430 S.F.
- VIVARIUM 2,572 S.F.

1ST FLOOR TOTAL AREA 25,668 S.F.

NOTE: TENANT RENTABLE AREA INCLUDE SHARED BUILDING COMMON AREA

SQUARE FOOTAGE TABULATION

	AREA	1ST FLOOR USABLE	2ND FLOOR USABLE	SUBTOTAL	COMMON AREA SHARE	RENTABLE
	TENANT 1	7,608		7,608	14.37%	9,771
	TENANT 2	4,665		4,665	8.81%	5,992
	TENANT 3	8,374		8,374	15.82%	10,758
	TENANT 4	2,430		2,430	4.59%	3,121
	VIVARIUM	2,572		2,572	4.86%	3,303
	TENANT 5		7,875	7,875	14.87%	10,114
	TENANT 6		4,429	4,429	8.37%	5,688
	TENANT 7		8,073	8,073	15.25%	10,368
	TENANT 8		6,917	6,917	13.06%	8,884
	TENANT SUBTOTAL	25,649	27,294	52,943		
	COMMON AREA	9,949	5,106	15,055		
	TOTAL AREA	35,598	32,400	67,998	100.00%	67,998

NORTH

0 30FT 120 FT

10835 ROAD TO THE CURE
PROPOSED MARKETING PLANS
1ST FLOOR

A-1

EXHIBIT A

[Please note that Apoptos, Inc. will be Tenant 5 in diagram below]

DATE: 07-16-2007

PROJECT: 06078

AREA LEGEND

- TENANT 5 7,875 S.F.
- TENANT 6 4,429 S.F.
- TENANT 7 8,073 S.F.
- TENANT 8 6,917 S.F.

2ND FLOOR TOTAL AREA 27,294 S.F.

NOTE: TENANT AREA DOES NOT INCLUDE SHARED BUILDING COMMON AREA.

SQUARE FOOTAGE TABULATION

AREA	1ST FLOOR USABLE	2ND FLOOR USABLE	SUBTOTAL	COMMON AREA SHARE	RENTABLE
TENANT 1	7,606		7,606	14.37%	9,771
TENANT 2	4,665		4,665	8.81%	5,992
TENANT 3	8,374		8,374	15.82%	10,755
TENANT 4	2,430		2,430	4.59%	3,121
VIVARIUM	2,572		2,572	4.86%	3,303
TENANT 5		7,875	7,875	14.87%	10,114
TENANT 6		4,429	4,429	8.37%	5,688
TENANT 7		8,073	8,073	15.25%	10,369
TENANT 8		6,917	6,917	13.06%	8,884
TENANT SUBTOTAL	25,649	27,294	52,943		
COMMON AREA	9,949	5,106	15,055		
TOTAL AREA	35,598	32,400	67,998	100.00%	67,998

10835 ROAD TO THE CURE
PROPOSED MARKETING PLANS - OPTION A
2ND FLOOR

NORTH

0 30FT 120 FT

A-2

EXHIBIT B

ACKNOWLEDGEMENT OF TERM COMMENCEMENT DATE

AND TERM EXPIRATION DATE

THIS ACKNOWLEDGEMENT OF TERM COMMENCEMENT DATE AND TERM EXPIRATION DATE is entered into as of [              ], 20[    ], with reference to that certain Lease (the “Lease”) dated as of August 24, 2007, by APOPTOS, INC., a Delaware corporation (“Tenant”), in favor of BMR-10835 Road to the Cure LLC, a Delaware limited liability company (“Landlord”).  All capitalized terms used herein without definition shall have the meanings ascribed to them in the Lease.

Tenant hereby confirms the following:

1.             Tenant accepted possession of the Premises on [              ], 20[    ].

2.             The Tenant Improvements required to be constructed by Landlord under the Lease have been substantially completed.

3.             All conditions of the Lease to be performed by Landlord as a condition to the full effectiveness of the Lease have been satisfied, and Landlord has fulfilled all of its duties in the nature of inducements offered to Tenant to lease the Premises.

4.             In accordance with the provisions of Section 4.2 of the Lease, the Term Commencement Date is [              ], 20[    ], and, unless the Lease is terminated prior to the Term Expiration Date pursuant to its terms, the Term Expiration Date shall be [              ], 20[    ].

5.             Tenant commenced occupancy of the Premises for the Permitted Use on [              ], 20[    ].

6.             The Lease is in full force and effect, and the same represents the entire agreement between Landlord and Tenant concerning the Premises[, except [              ]].

7.             Tenant has no existing defenses against the enforcement of the Lease by Landlord, and there exist no offsets or credits against Rent owed or to be owed by Tenant.

8.             The obligation to pay Rent is presently in effect and all Rent obligations on the part of Tenant under the Lease commenced to accrue on [              ], 20[    ].

9.             The undersigned Tenant has not made any prior assignment, transfer, hypothecation or pledge of the Lease or of the rents thereunder or sublease of the Premises or any portion thereof.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

B-1

IN WITNESS WHEREOF, the parties hereto have executed this Acknowledgment of Term Commencement Date and Term Expiration Date as of [              ], 20[    ].

TENANT:

APOPTOS, INC.,
a Delaware corporation

By:
Name:
Title:

B-2

EXHIBIT C

TENANT’S PERSONAL PROPERTY

Chemistry/Preclinical Sciences

NMR, HPLC (6), Mass spectrometer (2), Freezers (4), Balances (3), lyophilizer, Centrifuge, Turbo Vap, Ultracentrifuge, Fluorometer, UV Spectrophotometer, Robotic fluid handler

Biology

Flow cytometer, Tissue culture hoods (4), Tissue culture incubators (8), Liquid nitrogen cell storage unit, Freezers (4), Refrigerators (4), Centrifuges (4), ELISA plate washer, ELISA plate reader, Distilled/deionized water unit

Miscellaneous

Xerox copier, Computer networking cables, Servers, Computers (multiple), Printers (multiple), Office desks (multiple), Office and laboratory chairs (multiple), Book shelves (multiple), Projectors

C-1

EXHIBIT D

RULES AND REGULATIONS

NOTHING IN THESE RULES AND REGULATIONS (“RULES AND REGULATIONS”) SHALL SUPPLANT ANY PROVISION OF THE LEASE.  IN THE EVENT OF A CONFLICT OR INCONSISTENCY BETWEEN THESE RULES AND REGULATIONS AND THE LEASE, THE LEASE SHALL PREVAIL.

1.             Except as specifically provided in the Lease to which these Rules and Regulations are attached, no sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside of the Premises or the Building without Landlord’s prior written consent.  Landlord shall have the right to remove, at Tenant’s sole cost and expense and without notice, any sign installed or displayed in violation of this rule.

2.             If Landlord objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises or placed on any windowsill, which window, door or windowsill is (a) visible from the exterior of the Premises and (b) not included in plans approved by Landlord, then Tenant shall promptly remove said curtains, blinds, shades, screens or hanging plants or other similar objects at its sole cost and expense.

3.             Tenant shall not obstruct any sidewalks or entrances to the Building, or any halls, passages, exits, entrances or stairways within the Premises, in any case that are required to be kept clear for health and safety reasons.

4.             No deliveries shall be made that impede or interfere with other tenants in or the operation of the Project.

5.             Tenant shall not place a load upon any floor of the Premises that exceeds the load per square foot that (a) such floor was designed to carry or (b) that is allowed by Applicable Laws.  Fixtures and equipment that cause noises or vibrations that may be transmitted to the structure of the Building to such a degree as to be objectionable to other tenants shall be placed and maintained by Tenant, at Tenant’s sole cost and expense, on vibration eliminators or other devices sufficient to eliminate such noises and vibrations to levels reasonably acceptable to Landlord and other tenants of the Building.

6.             Tenant shall not use any method of heating or air conditioning other than that shown in the Tenant Improvement plans.

7.             Tenant shall not install any radio, television or other antenna, cell or other communications equipment, or any other devices on the roof or exterior walls of the Premises except to the extent shown on approved Tenant Improvements plans.  Tenant shall not interfere with radio, television or other communications from or in the Premises or elsewhere.

8.             Canvassing, peddling, soliciting and distributing handbills or any other written material within, on or around the Project (other than within the Premises) are prohibited, and Tenant shall cooperate to prevent such activities.

9.             Tenant shall store all of its trash, garbage and Hazardous Materials within its Premises or in designated receptacles outside of the Premises.  Tenant shall not place in any such receptacle any material that cannot be disposed of in the ordinary and customary manner of trash, garbage and Hazardous Materials disposal.

10.          The Premises shall not be used for any improper, immoral or objectionable purpose.  No cooking shall be done or permitted on the Premises; provided, however, that Tenant may use (a) equipment approved in accordance with the requirements of insurance policies that Landlord or Tenant is required to purchase and maintain pursuant to the Lease for brewing coffee, tea, hot chocolate and similar beverages, (b) microwave ovens for employees’ use and (c) equipment shown on Tenant Improvement plans approved by Landlord; provided, further, that any such equipment and microwave ovens are used in accordance with Applicable Laws.

D-1

11.          Tenant shall not, without Landlord’s prior written consent, use the name of the Project, if any, in connection with or in promoting or advertising Tenant’s business except as Tenant’s address.

12.          Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any Governmental Authority.

13.          Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which responsibility includes keeping doors locked and other means of entry to the Premises closed.

14.          Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Project, including Tenant.

15.          These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms covenants, agreements and conditions of the Lease.

16.          Landlord reserves the right to make such other and reasonable rules and regulations as, in its judgment, may from time to time be needed for safety and security, the care and cleanliness of the Project, or the preservation of good order therein; provided, however, that Landlord shall provide written notice to Tenant of such rules and regulations prior to them taking effect.  Tenant agrees to abide by these Rules and Regulations and any additional rules and regulations issued or adopted by Landlord.

17.          Tenant shall be responsible for the observance of these Rules and Regulations by Tenant’s employees, agents, clients, customers, invitees and guests.

D-2

EXHIBIT E

FORM OF ESTOPPEL CERTIFICATE

To:                             BMR-10835 Road to the Cure LLC

17140 Bernardo Center Drive, Suite 222

San Diego, CA 92128

Attention: General Counsel/Real Estate

BioMed Realty, L.P.

c/o BioMed Realty Trust, Inc.

17140 Bernardo Center Drive, Suite 222

San Diego, CA 92128

Re:                             [PREMISES ADDRESS] (the “Premises”) at 10835 Road to the Cure, San Diego, California (the “Property”)

The undersigned tenant (“Tenant”) hereby certifies to you as follows:

1.                                      Tenant is a tenant at the Property under a lease (the “Lease”) for the Premises dated as of August 24, 2007.  The Lease has not been cancelled, modified, assigned, extended or amended [except as follows:  [              ]], and there are no other agreements, written or oral, affecting or relating to Tenant’s lease of the Premises or any other space at the Property.  The lease term expires on [              ], 20[    ].

2.                                      Tenant took possession of the Premises, currently consisting of [              ] square feet, on [              ], 20[    ], and commenced to pay rent on [              ], 20[    ].  Tenant has full possession of the Premises, has not assigned the Lease or sublet any part of the Premises, and does not hold the Premises under an assignment or sublease[, except as follows:  [              ]].

3.                                      All base rent, rent escalations and additional rent under the Lease have been paid through [            ], 20[    ].  There is no prepaid rent[, except $[              ]][, and the amount of security deposit is $[              ] [in cash][in the form of a letter of credit]].  Tenant currently has no right to any future rent abatement under the Lease.

4.                                      Base rent is currently payable in the amount of $[              ] per month.

5.                                      Tenant is currently paying estimated payments of additional rent of $[              ] per month on account of real estate taxes, insurance, management fees and common area maintenance expenses.

6.                                      All work to be performed for Tenant under the Lease has been performed as required under the Lease and has been accepted by Tenant[, except [              ]], and all allowances to be paid to Tenant, including allowances for tenant improvements, moving expenses or other items, have been paid.

7.                                      The Lease is in full force and effect, free from default and free from any event that could become a default under the Lease, and Tenant has no claims against the landlord or offsets or defenses against rent, and there are no disputes with the landlord. Tenant has received no notice of prior sale, transfer, assignment, hypothecation or pledge of the Lease or of the rents payable thereunder[, except [              ]].

8.                                      [Tenant has the following expansion rights or options for the Property:  [              ].][Tenant has no rights or options to purchase the Property.]

9.                                      To Tenant’s knowledge, no hazardous wastes have been generated, treated, stored or disposed of by or on behalf of Tenant in, on or around the Premises or the Project in violation of any environmental laws.

10.                               The undersigned has executed this Estoppel Certificate with the knowledge and understanding that [INSERT NAME OF LANDLORD, PURCHASER OR LENDER, AS APPROPRIATE] or its assignee is acquiring the Property in reliance on this certificate and that the undersigned shall be bound by this certificate.  The statements contained herein may be relied upon by [INSERT NAME OF PURCHASER OR LENDER, AS APPROPRIATE], [LANDLORD], BioMed Realty, L.P., BioMed Realty Trust, Inc., and any mortgagee of the Property and their respective successors and assigns.

E-1

Any capitalized terms not defined herein shall have the respective meanings given in the Lease.

Dated this [ ] day of [ ], 20[ ].

[ ],
a [ ]

By:
Name:
Title:

E-2

EXHIBIT F

[Intentionally omitted]

F-1

EXHIBIT G

WORK LETTER

This Work Letter (the “Work Letter”) is made and entered into as of the 24th day of August, 2007, by and between BMR-ROAD TO THE CURE LLC, a Delaware limited liability company (“Landlord”), and APOPTOS, INC., a Delaware corporation (“Tenant”), and is attached to and made a part of that certain Lease dated as of August 24, 2007 (the “Lease”), by and between Landlord and Tenant for the Premises located at 10835 Road to the Cure in San Diego, California.  All capitalized terms used but not otherwise defined herein shall have the meanings given them in the Lease.

1.                                      General Requirements.

1.1.                            Tenant’s Authorized Representative.  Tenant designates Robert Peach (“Tenant’s Authorized Representative”) as the person authorized to initial all plans, drawings, changes orders and approvals pursuant to this Work Letter.  Landlord shall not be obligated to respond to or act upon any such item until such item has been approved by Tenant’s Authorized Representative or any replacement representative designated in writing by Tenant.

1.2.                            Tenant Improvements Schedule.  The schedule for the design and development of Tenant Improvements (as defined in the Lease), including, without limitation, the time periods for preparation and review of construction documents, approvals and performance, shall be in accordance with that certain schedule to be prepared by Landlord and Tenant attached as Exhibit A to this Work Letter (the “Tenant Improvements Schedule”).  The Tenant Improvements Schedule shall be subject to adjustment as mutually agreed upon in writing by the parties, or as provided in this Work Letter.

1.3.                            Architects and Consultants.  The architect, engineering consultants, design team, general contractor and subcontractors responsible for the construction of Tenant Improvements shall be selected by Landlord and approved by Tenant, which approval Tenant shall not unreasonably withhold, condition or delay; provided that Landlord shall cause the general contractor to obtain at least two (2) bids for any substantial portions of the Tenant Improvements work to be performed by any subcontractor, which shall be included in the Cost Estimate.  Tenant hereby approves of Ferguson Pape Baldwin as Landlord’s architect and PCL Construction as Landlord’s general contractor.

1.4.                            Construction Management Fee.  Tenant shall pay Landlord a construction management fee in exchange for Landlord’s performance of the Tenant Improvements pursuant to Section 2.1 hereof equal to three percent (3%) of the TI Allowance and any Additional TI Allowance (the “Construction Management Fee”).

2.                                      Tenant Improvements.

2.1.                            Work Plans.  The Tenant Improvements, shall be performed by Landlord at Tenant’s sole cost and expense and without cost to Landlord (except for the TI Allowance and any Additional TI Allowance) and in accordance with the Approved TI Plans (as defined below). The design drawings, plans and specifications listed on Exhibit B to this Work Letter (the “Tenant Work Plans”) are the initial list of plans that Tenant shall develop and submit to Landlord for approval.  Tenant shall prepare and submit to Landlord for approval schematics covering the Tenant Improvements prepared in conformity with the applicable provisions of this Work Letter (the “Draft Plans”).  The Draft Plans shall contain sufficient information and detail to accurately describe the proposed design to Landlord and such other information as Landlord may reasonably request.  Tenant shall be solely responsible for ensuring that the Tenant Work Plans and the Draft Plans satisfy Tenant’s requirements for the Tenant Improvements.

2.2.                            Landlord Approval of Plans.  Landlord shall notify Tenant in writing within five (5) business days after receipt of the Draft Plans whether Landlord reasonably approves or objects to the Draft Plans and of the manner, if any, in which the Draft Plans are unacceptable.  If Landlord objects to the Draft Plans, then Tenant shall revise the Draft Plans and cause Landlord’s objections to be remedied in the revised Draft Plans.  Tenant shall then resubmit the revised Draft Plans to Landlord for reasonable approval, which shall be given within three (3)

business days following Tenant’s submission.  Landlord’s approval of or objection to revised Draft Plans and Tenant’s correction of the same shall be in accordance with this Section 2.2, until Landlord has approved the Draft Plans in writing.  The iteration of the Draft Plans that is approved by Landlord without objection shall be referred to herein as the “Approved Draft Plans.”

2.3.                            Design Development Plans.  Landlord shall prepare design development plans for the Tenant Improvements that: (a) are consistent with and are logical evolutions of the Approved Draft Plans, (b) incorporate TI Permitted Changes, and (c) incorporate any other Landlord-requested TI Changes.  As soon as such design development plans (the “Design Development Plans”) are completed, Landlord shall deliver the same to Tenant for Tenant’s approval, which approval may not be unreasonably withheld and may be withheld only if the Design Development Plans are not consistent with or logical evolutions of the Approved Draft Plans. Such Design Development Plans shall be approved or disapproved by Tenant within five (5) business days after delivery to Tenant.  If Tenant fails to notify Landlord of disapproval within this five (5) business days period, the Design Development Plans shall be deemed approved. If the Design Development Plans are disapproved by Tenant, then Tenant shall notify Landlord in writing of its objections to such Design Development Plans and the parties shall confer and negotiate in good faith to reach agreement on the Design Development Plans.

2.4.                            Approved TI Plans.  Landlord shall prepare final plans and specifications for the Tenant Improvements that: (a) are consistent with and are logical evolutions of the Design Development Plans, (b) incorporate TI Permitted Changes, and (c) incorporate any other Landlord-requested TI Changes.  As soon as such final plans and specifications (“Final TI Plans”) are completed, Landlord shall deliver the same to Tenant for Tenant’s approval, which approval may not be unreasonably withheld and may be withheld only if: (i) the Final TI Plans are not consistent with or logical evolutions of the Design Development Plans, or (ii) Tenant objects to any Landlord requested TI Change (other than TI Permitted Changes). Such Final TI Plans shall be approved or disapproved by Tenant within five (5) business days after delivery to Tenant.  If Tenant fails to notify Landlord of disapproval within this five (5) business days period, the Final TI Plans shall be deemed approved. If the Final TI Plans are disapproved by Tenant, then Tenant shall notify Landlord in writing of its objections to such Final TI Plans and shall submit any requested TI Changes through a TI Tenant Change Order Request (as defined below), and the parties shall confer and negotiate in good faith to reach agreement on the Final TI Plans.  Promptly after the Final TI Plans are approved by Landlord and Tenant, two (2) copies of such Final TI Plans shall be initialed and dated by Landlord and Tenant as soon as approved by Landlord and Tenant, Landlord shall promptly submit such Final TI Plans to all appropriate governmental agencies for approval. The Final TI Plans so approved, and all change orders specifically permitted by this Agreement, are referred to herein as the “Approved TI Plans” and shall become part of this Lease as though set forth in full.  Within ten (10) days following approval of the Approved TI Plans, Landlord shall provide to Tenant an estimate of the cost of the Tenant Improvements (“Cost Estimate”).  Tenant shall have the right, reasonably, to approve or disapprove of such Cost Estimate within five (5) business days following receipt thereof; provided that (a) if Tenant disapproves of such Cost Estimate, then Landlord and Tenant shall work together to modify the Approved TI Plans to reduce the cost reasonably required by Tenant and (b) any delay caused by Tenant’s disapproval of the Cost Estimate shall constitute Tenant Delay.

2.5.                            Changes to Tenant Improvements.  Any changes to the Final TI Plans or the Approved TI Plans (each, a “TI Change”) requested by Landlord or Tenant (other than TI Permitted Changes made by Landlord) shall be requested and instituted in accordance with the provisions of this Article 2 and shall be subject to the written approval of the other party in accordance with this Work Letter.

(a)                                 TI Changes Requested by Tenant.

(i)                                     TI Tenant Change Order Request.  Tenant may request TI Changes after Tenant approves the Final TI Plans or the Approved TI Plans, as applicable, by notifying Landlord thereof in writing in substantially the same form as the AIA standard change order form (a “TI Tenant Change Order Request”), which TI Tenant Change Order Request shall detail the nature and extent of any requested TI Changes, including, without limitation, (a) the TI Change, (b) the party required to perform the TI Change, and (c) any modification of the Final TI Plans or the Approved TI Plans, as applicable, or the respective Schedule necessitated by the TI

Change.  If the nature of a TI Change requires revisions to the Final TI Plans or the Approved TI Plans, as applicable, then Tenant shall be solely responsible for the cost and expense of such revisions.  Tenant shall deposit with Landlord the additional cost and expense payable by Landlord, as reasonably estimated by Landlord, to complete the Tenant Improvements due to a Tenant-requested TI Change within five (5) days of receiving Landlord’s approval of such TI Change (the “TI Deposit”); provided, however, that such TI Deposit shall be required only if the cost of the Tenant Improvements (as estimated by Landlord) will exceed the TI Allowance.  In the event such deposit is not sufficient to cover the approved TI Change, Tenant shall reimburse Landlord the difference between the actual cost of such TI Change and the TI Deposit. Notwithstanding the foregoing, Tenant shall have the right to apply the Additional Allowance towards the TI Deposit.  TI Tenant Change Order Requests shall be signed by Tenant’s Authorized Representative.

(ii)                                  Landlord’s Approval of TI Changes.  All Tenant-requested TI Changes shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld.  Landlord shall have ten (10) days after receipt of a TI Tenant Change Order Request to notify Tenant in writing of Landlord’s approval or disapproval of any such Tenant-requested TI Change.  If Landlord does not approve in writing a TI Tenant Change Order Request, then such TI Tenant Change Order Request shall be deemed approved.

(b)                                 TI Changes Requested by Landlord.

(i)                                     TI Landlord Change Order Request.  Tenant’s consent shall not be required in connection with Landlord-requested TI Permitted Changes to the Tenant Improvements.  Other than TI Permitted Changes, Landlord may request TI Changes after Tenant approves the Approved TI Plans by notifying Tenant thereof in writing in substantially the same form as the AIA standard change order form (a “TI Landlord Change Order Request”), which TI Landlord Change Order Request shall detail the nature and extent of any requested TI Changes, including, without limitation, (a) the TI Change, (b) the party required to perform the TI Change, and (c) any modification of the Approved TI Plans or the respective Schedule necessitated by the TI Change.  If the nature of a TI Change requires revisions to the Approved TI Plans, then Landlord shall be solely responsible for the cost and expense of such revisions.  Landlord shall notify Tenant of any increase in costs of the Tenant Improvements due to a TI Landlord Change Order Request.

(ii)                                  Tenant’s Approval of TI Change.  Tenant shall have ten (10) days after receipt of a TI Landlord Change Order Request to notify Landlord in writing of Tenant’s approval or rejection of the Landlord-requested TI Change, which approval shall not be unreasonably withheld.  Tenant’s failure to respond within such ten (10) day period shall be deemed approval by Tenant

(c)                                  TI Permitted Changes.  For purposes of this Work Letter, a “TI Permitted Change” shall mean: (a) minor field changes; (b) changes required by Governmental Authority; (c) any other changes that: (1) do not materially and adversely affect the building structure, roof, or building service equipment to be constructed as part of the Tenant Improvements, (2) do not materially change the size, cost, configuration, or overall appearance of the Tenant Improvements or Tenant’s ability to operate its business in the Building, and (3) will not extend the Scheduled Completion Date of the Tenant Improvements (as set forth in the Tenant Improvement Schedule) beyond March 1, 2008; and (d) ordinary development of the Approved TI Plans in a manner not inconsistent with the Approved TI Plans.

3.                                      Requests for Consent.  Except as otherwise provided in this Work Letter, each party shall respond to all requests for consents, approvals or directions made by  the other pursuant to this Work Letter within (10) days following such party’s receipt of such request.  Such party’s failure to respond within such ten (10) day period shall be deemed approval by such party.

4.                                      Construction.  Construction of the Tenant Improvements shall commence promptly following final approval of the Approved TI Plans and acceptance of final pricing by Tenant (but not before the date of execution of the Lease), and shall be diligently prosecuted to completion thereafter.  Landlord shall use commercially reasonable efforts to cause the Tenant Improvements to be constructed in a good and workmanlike manner, substantially in accordance with the Approved TI Plans and in compliance with applicable laws and covenants, conditions and restrictions in effect as of the date of such completion, and in good condition and working order.

(a)                                 Inspection Rights; Completion.  Throughout the construction of the Tenant Improvements, Tenant shall have the right, on not less than two (2) business days’ advance written notice to Landlord, and, if specified by Landlord at Landlord’s option, accompanied by a representative of Landlord, to inspect the construction of the Tenant Improvements; provided that no such inspections shall interfere with or otherwise delay Landlord’s completion of the Tenant Improvements or occur more than once in any two (2) week period.

(b)                                 “Punchlist” Items.  Tenant shall have the right to submit to Landlord a list of incomplete or defective items within sixty (60) days after commencement of Tenant’s actual occupancy of the Premises, and Landlord shall diligently repair or replace such items.

5.                                      Warranties.  Landlord shall cause its construction contract for construction of the Tenant Improvements to contain a minimum one (1) year warranty period.

6.                                      Miscellaneous.

6.1.                            Headings, Etc.  Where applicable in this Work Letter, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter.  The section headings of this Work Letter are not a part of this Work Letter and shall have no effect upon the construction or interpretation of any part hereof.

6.2.                            Time of the Essence.  Time is of the essence with respect to the performance of every provision of this Work Letter in which time of performance is a factor.

6.3.                            Covenants.  Each provision of this Work Letter performable by Landlord or Tenant shall be deemed both a covenant and a condition.

6.4.                            Consent.  Whenever consent or approval of either party is required, that party shall not unreasonably withhold such consent or approval, except as may be expressly set forth to the contrary.

6.5.                            Entire Agreement.  The terms of this Work Letter are intended by the parties as a final expression of their agreement with respect to the terms as are included herein, and may not be contradicted by evidence of any prior or contemporaneous agreement, other than the Lease.

6.6.                            Invalid Provisions.  Any provision of this Work Letter that shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and all other provisions of this Work Letter shall remain in full force and effect and shall be interpreted as if the invalid, void or illegal provision did not exist.

6.7.                            Construction.  The language in all parts of this Work Letter shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

6.8.                            Assigns.  Each of the covenants, conditions and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs; legatees; devisees; executors; administrators; and permitted successors, assigns, sublessees.  Nothing in this Section 6.8 shall in any way alter the provisions of the Lease restricting assignment or subletting.

6.9.                            Authority.  That individual or those individuals signing this Work Letter guarantee, warrant and represent that said individual or individuals have the power, authority and legal capacity to sign this Work Letter on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf said individual or individuals have signed.

6.10.                     Counterparts.  This Work Letter may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter to be effective on the date first above written.

LANDLORD:

BMR-10835 ROAD TO THE CURE LLC,
a Delaware limited liability company

By:
Name:
Title:

TENANT:

APOPTOS,
a Delaware corporation

By:
Name:
Title:

EXHIBIT A

TENANT IMPROVEMENTS SCHEDULE

The estimated date for Substantial Completion is January 1, 2008.

EXHIBIT B

TENANT WORK PLANS

Date: 5/21/2007 Job No.: 06078

Q
P
N
M
32'-0"
8
9
10
11
OFFICE
CONFERENCE ROOM 213
OFFICE 213
OFFICE 212
CEO 211
CEO ASSIST. 209
OFFICE 208
OFFICE 207
OFFICE 214
OFFICE 215
OFFICE 216
SEC / RECEPTION 200
OFFICE 202
218 STAIRS
CORRIDOR 217
WOMEN 219
TISSUE CULTURE
KITCHEN
EXISTING LAB/OFFICE
EQUIP.
STORE JAN
CORRIDOR 220A
JAN
SERVERS
COLD ROOM
MEN 220
221 ELEC.
ELEC
LAB SUPPORT
EQUIP.
235 OFFICE
236 OFFICE

1 SECOND FLOOR TEST FIT PLAN - OPTION 1

0 1 2 FT

AREA LEGEND

TENANT 7,875 S.F.

NOTE: TENANT AREA DOES NOT INCLUDE SHARED BUILDING COMMON AREA.

LAB SUPPORT
EQUIP.

2 SECOND FLOOR TEST FIT PLAN - OPTION 2

0 1 2 FT

TEST FIT AT ROAD TO THE CURE

10835 ROAD TO THE CURE

SAN DIEGO

FERGUSON PAPE BALDWIN ARCHITECTS

701 B Street #200 San Diego CA 92101 619-231-0751

EXHIBIT H

FORM OF LETTER OF CREDIT

[On letterhead or L/C letterhead of Issuer.]

LETTER OF CREDIT

Date: , 200
(the “Beneficiary”)

Attention:
L/C. No.:
Loan No. :

Ladies and Gentlemen:

We establish in favor of Beneficiary our irrevocable and unconditional Letter of Credit numbered as identified above (the “L/C”) for an aggregate amount of $              , expiring at     :00 p.m. on                or, if such day is not a Banking Day, then the next succeeding Banking Day (such date, as extended from time to time, the “Expiry Date”). “Banking Day” means a weekday except a weekday when commercial banks in                            are authorized or required to close.

We authorize Beneficiary to draw on us (the “Issuer”) for the account of                (the “Account Party”), under the terms and conditions of this L/C.

Funds under this L/C are available by presenting the following documentation (the “Drawing Documentation”): (a) the original L/C, (b) a sight draft substantially in the form of Exhibit A, with blanks filled in and bracketed items provided as appropriate, and (c) a certificate executed on behalf of Beneficiary and stating as follows:  “Beneficiary is entitled to draw on the L/C in accordance with the Lease dated the 24 day of August, 2007, originally by and between BMR-10835 Road to the Cure LLC and Apoptos, Inc. (as it may have been amended, modified or assigned).”  No other evidence of authority, certificate, or documentation is required.

Drawing Documentation must be presented at Issuer’s office at                          on or before the Expiry Date by personal presentation, courier or messenger service, or fax. Presentation by fax shall be effective upon electronic confirmation of transmission as evidenced by a printed report from the sender’s fax machine. After any fax presentation, but not as a condition to its effectiveness, Beneficiary shall with reasonable promptness deliver the original Drawing Documentation by any other means.  Issuer will on request issue a receipt for Drawing Documentation.

We agree, irrevocably, and irrespective of any claim by any other person, to honor drafts drawn under and in conformity with this L/C, within the maximum amount of this L/C, presented to us on or before the Expiry Date, provided we also receive (on or before the Expiry Date) any other Drawing Documentation this L/C requires.

We shall pay this L/C only from our own funds by check or wire transfer, in compliance with the Drawing Documentation.

If Beneficiary presents proper Drawing Documentation to us on or before the Expiry Date, then we shall pay under this L/C at or before the following time (the “Payment Deadline”): (a) if presentment is made at or before noon of any Banking Day, then the close of such Banking Day; and (b) otherwise, the close of the next Banking Day.  We waive any right to delay payment beyond the Payment Deadline. If we determine that Drawing Documentation is not proper, then we shall so advise Beneficiary in writing, specifying all grounds for our determination, within one Banking Day after the Payment Deadline.

Partial drawings are permitted. This L/C shall, except to the extent reduced thereby, survive any partial drawings.

We shall have no duty or right to inquire into the validity of or basis for any draw under this L/C or any Drawing Documentation.  We waive any defense based on fraud or any claim of fraud.

The Expiry Date shall automatically be extended by one year (but never beyond            the “Outside Date”) unless, on or before the date 30 days before any Expiry Date, we have given Beneficiary notice that the Expiry Date shall not be so extended (a “Nonrenewal Notice”). We shall promptly upon request confirm any extension of the Expiry Date under the preceding sentence by issuing an amendment to this L/C, but such an amendment is not required for the extension to be effective. We need not give any notice of the Outside Date.

Beneficiary may from time to time without charge transfer this L/C, in whole but not in part, to any transferee (the “Transferee”).  Issuer shall look solely to Account Party for payment of any fee for any transfer of this L/C.  Such payment is not a condition to any such transfer. Beneficiary or Transferee shall consummate such transfer by delivering to Issuer the original of this L/C and a Transfer Notice substantially in the form of Exhibit B, purportedly signed by Beneficiary, and designating Transferee.  Issuer shall promptly reissue or amend this L/C in favor of Transferee as Beneficiary.  Upon any transfer, all references to Beneficiary shall automatically refer to Transferee, who may then exercise all rights of Beneficiary.  Issuer expressly consents to any transfers made from time to time in compliance with this paragraph.

Any notice to Beneficiary shall be in writing and delivered by hand with receipt acknowledged or by overnight delivery service such as FedEx (with proof of delivery) at the above address, or such other address as Beneficiary may specify by written notice to Issuer. A copy of any such notice shall also be delivered, as a condition to the effectiveness of such notice, to:                        (or such replacement as Beneficiary designates from time to time by written notice).

No amendment that adversely affects Beneficiary shall be effective without Beneficiary’s written consent.

This L/C is subject to and incorporates by reference: (a) the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 500 (the “UCP”); and (b) to the extent not inconsistent with the UCP, Article 5 of the Uniform Commercial Code of the State of New York.

Very truly yours,

[Issuer Signature]

EXHIBIT A

FORM OF SIGHT DRAFT

[BENEFICIARY LETTERHEAD]

TO:

[Name and Address of Issuer]

SIGHT DRAFT

AT SIGHT, pay to the Order of                             , the sum of                              United States Dollars ($                            ). Drawn under [Issuer] Letter of Credit No.                              dated                             .

[Issuer is hereby directed to pay the proceeds of this Sight Draft solely to the following account:                                                   .]

[Name and signature block, with signature or purported signature of Beneficiary]

Date:

EXHIBIT B

FORM OF TRANSFER NOTICE

[BENEFICIARY LETTERHEAD]

TO:

[Name and Address of Issuer] (the “Issuer”)

TRANSFER NOTICE

By signing below, the undersigned, Beneficiary (the “Beneficiary”) under Issuer’s Letter of Credit No.                              dated                              (the “L/C”), transfers the L/C to the following transferee (the “Transferee”):

[Transferee Name and Address]

The original L/C is enclosed. Beneficiary directs Issuer to reissue or amend the L/C in favor of Transferee as Beneficiary. Beneficiary represents and warrants that Beneficiary has not transferred, assigned, or encumbered the L/C or any interest in the L/C, which transfer, assignment, or encumbrance remains in effect.

[Name and signature block, with signature or purported signature of Beneficiary]

Date:

EXHIBIT I

FORM OF ADDITIONAL TI ALLOWANCE ACCEPTANCE LETTER

[TENANT LETTERHEAD]

BMR-10835 Road to the Cure LLC

17140 Bernardo Center Drive, Suite 222

San Diego, California  92128

Attn:  General Counsel/Real Estate

[Date]

Re:                             Additional TI Allowance

To Whom It May Concern:

This letter concerns that certain Lease dated as of August 24, 2007 (the “Lease”), between BMR-10835 Road to the Cure LLC (“Landlord”) and Apoptos, Inc. (“Tenant”).  Capitalized terms not otherwise defined herein shall have the meanings given them in the Lease.

Tenant hereby notifies Landlord that it wishes to exercise its right to utilize the Additional TI Allowance pursuant to Section [  ] of the Lease.

If you have any questions, please do not hesitate to call [              ] at ([      ]) [      ]-[        ].

Sincerely,

[Name]
[Title of Authorized Signatory]

Cc:	Greg Lubushkin
John Wilson
Kevin Simonsen

I-1